Exhibit 99.2

Analyst Day - Investor Presentation Proposed Transition to Making Greener Steel June 2021

1 Disclaimer (1/2) Disclaimer Legato Merger Corp. (“Legato”) is holding presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Legato’s securities, regarding its proposed merger with Algoma Steel (“Algoma” or the “Company”). EarlyBirdCapital (“EBC”) acted as managing underwriter of Legato's initial public offering (“IPO”) and as Legato's investment banker and will receive a fee upon consummation of the merger. EBC, BMO Capital Markets (“BMO”) and Maison Placements Canada (“MP”) are acting as Legato's investment bankers and will receive fees upon consummation of the merger. Jefferies LLC (“Jefferies”) is acting as Algoma's financial advisor and will receive a fee upon consummation of the merger. Legato, Algoma and their respective directors and executive officers, EBC, BMO, and MP may be deemed to be participants in the solicitation of proxies for the special meeting of Legato’s stockholders to be held to approve the merger and related matters. Information regarding the persons who may, under the rules of the U.S. Securities and Exchange Commission (the “SEC”), be deemed participants in the solicitation of the stockholders of Legato in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in Algoma’s prospectus as well as Legato’s proxy statement (the “Proxy Statement/Prospectus”) described below when it is filed with the SEC. Additional information regarding Legato’s directors and executive officers can also be found in Legato’s final prospectus dated January 19, 2021 relating to its initial public offering (the “Legato Final Prospectus”). These documents are available free of charge as described below. Additional Information and Where to Find It This document is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and does not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between Algoma and Legato, Algoma will file with the SEC a registration statement on Form F - 4 which will include Algoma’s prospectus as well as Legato’s proxy statement (the “Proxy Statement/Prospectus”). Legato plans to mail the definitive Proxy Statement/Prospectus to its stockholders in connection with the transaction once available. INVESTORS AND SECURITYHOLDERS OF LEGATO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECA USE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALGOMA, LEGATO, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Algoma and Legato through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by contacting Legato at Legato Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017 or Algoma at Algoma Steel Inc., 105 West Street, Sault Ste. Marie, ON, Canada P6A 7B4. Notice Regarding Algoma Steel Inc. Algoma Steel Inc. was incorporated in 2016 solely for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. and its subsidiaries in connection with a restructuring under the Canadian Companies' Creditors Arrangement Act. The purchase transaction was completed on November 30, 2018. Prior to November 30, 2018, the Company had no operations, and was capitalized with 1 common share with a nominal value. Unless otherwise indicated or the context otherwise requires, in this document, all references to the “Company,” “us,” “we” and “our” refer to Algoma Steel Inc., its parent corporation, and its consolidated subsidiaries and all references to “Essar Steel Algoma” and “Old Steelco” mean Essar Steel Algoma Inc. and its consolidated subsidiaries. The Company’s and Old Steelco’s fiscal year end is as of March 31 of each calendar year. All financial and other data for periods ending as of or prior to November 30, 2018 relate to Old Steelco and all financial and other data for periods subsequent to November 30, 2018 relate to the Company. Financial and other data for the FY 2019, the fiscal year ended March 31, 2019, are a pro forma combination of the financial and other information of Old Steelco for the eight - month period ended November 30, 2018 and the financial and other information of the Company for the four - month period ended March 31, 2019. Neither the combined information or the financial information of Old Steelco are indicative of the results of the Company had the Company acquired Old Steelco on April 1, 2018. Forward - Looking Statements This document includes forward - looking statements within the meaning of applicable securities legislation, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, in addition to historical information. These forward - looking statements are included throughout this document and relate to matters such as the merger between Algoma and Legato, the PIPE investment in connection with the merger, our business strategy, including with respect to the proposed transformation of Algoma to an electric arc furnace producer, including our ability to secure other funding necessary to fund such transformation, projected increases in capacity liquid steel as a result of such transformation, projected cost savings associated with such transformation, projected reduction in CO2 emissions associated with such transformation, our ability to enter into contracts to source scrap and the availability of scrap, the availability of alternative metallic supply; the economy, including future demand for our products; our industry, including with respect to steel prices; our goals and expectations concerning our market position; our future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information., including projections and forecasts regarding our financial and operational performance in future periods such as projected capital expenditures, projected revenue, projected EBITDA (including CY 2021P EBITDA) and projected Adjusted EBITDA, projected steel shipments by product, projected steel prices, projected costs and projected headcount. We have generally used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will” and similar terms and phrases to identify forward - looking statements in this document. Forward - looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Although management believes that expectations reflected in forward - looking statements are reasonable, such statements involve risks and uncertainties and should not be regarded as a representation by the Company or Legato or any other person that the anticipated results will be achieved. The Company and Legato caution you not to place undue reliance upon any such forward - looking statements, which speak only as of the date they are made. Our forward - looking statements are not guarantees of future performance, and actual events, results and outcomes may differ materially from our expectations suggested in any forward - looking statements due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following: the risk that the benefits of the transaction may not be realized; the risk that the transaction may not be completed in a timely manner or at all; the failure to satisfy the conditions to the consummation of the transaction, including the failure of Legato’s stockholders to approve and adopt the merger agreement or the failure of Legato to satisfy the minimum cash condition following redemptions by its stockholders; the inability to complete the PIPE investment in connection with the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be initiated following announcement of the transaction; the effect of the announcement or pendency of the transaction on Algoma’s business relationships, operating results and business generally; risks that the proposed transaction could disrupt current plans and operations of Algoma; the risks associated with the steel industry generally; the ability of Algoma to implement and realize its business plans, including Algoma’s ability to make investments in electric arc steelmaking; the risk of downturns and a changing regulatory landscape in Algoma’s highly competitive and cyclical industry; foreign exchange rates; future results of operations; future cash flow and liquidity; future capital investment; the impact of the foregoing items on our debt service obligations; our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness with a substantial amount of indebtedness; restrictive covenants in debt agreements limit our discretion to operate our business; plant operating performance; upgrades to our facilities and equipment; our research and development activities; our ability to source raw materials and other inputs at a competitive cost; debt financing, government or regulatory accommodation for key operational inputs and other current or future compliance requirements, ability to supply to new customers and markets; our ability to effectively manage costs; our ability to attract and retain key personnel and skilled labor; our ability to obtain and maintain existing financing on acceptable terms; changes in laws, rules and regulations, including international trade regulations; growth in steel markets and industry trends; significant domestic and international competition; increased use of competitive products; a protracted fall in steel prices; global and North American product demand; excess capacity, resulting in part from expanded production in China and other developing economies; low - priced steel imports and decreased trade regulation; protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial condition of our key customers; increases in annual funding obligations resulting from our under - funded pension plans; supply and cost of raw materials and energy; currency fluctuations, including an increase in the value of the Canadian dollar against the United States dollar; environmental compliance and remediation; unexpected equipment failures and other business interruptions; a protracted global recession or depression; and changes in general economic conditions, including as a result of the COVID - 19 pandemic. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward - looking statements ultimately prove to be accurate. Our forward - looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward - looking statements. We undertake no obligation to update these statements unless we are required to do so under applicable securities laws.

2 Disclaimer (2/2) Market and Industry Data and Forecasts This document includes market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal Company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third - party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding our industry data presented in this document, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Forward - Looking Statements” above. Neither the Company nor Legato guarantee the accuracy or completeness of such information contained in this document. Presentation of Financial Information All of our financial information is presented in Canadian dollars, except as otherwise indicated. The Company’s functional currency is the US Dollar. The Company’s financial statements are reported in Canadian Dollars. Assets and liabilities are translated into Canadian Dollars using the prevailing exchange rate at the end of the period. Income and expense items are translated into Canadian Dollars using the average exchange rate over the period. Certain amounts reported in Canadian Dollars have been converted to US Dollars at the exchange rates stated in this presentation. Our and Old Steelco’s financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain material respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and, as such, our and Old Steelco’s financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. Non - IFRS Financial Measures In this document we use certain measures not recognized by the IFRS to evaluate the performance of the Company, or Old Steelco. These terms do not have any standardized meaning prescribed within IFRS and therefore may not be comparable to similar measures presented by other companies. The term “EBITDA” and “Adjusted EBITDA” are financial measures utilized by the Company that are not defined by IFRS. As there is no generally accepted method of calculating these financial measures, they may not be comparable to similar measures reported by other companies. Readers are encouraged to consider these financial measures in the context of the Company’s and Old Steelco’s results under IFRS, as provided in the Company’s and Old Steelco’s financial statements. EBITDA, as defined by the Company, refers to earnings before interest, taxes, amortization, foreign exchange, interest income, carbon tax expense and certain exceptional items. Adjusted EBITDA, as defined by the Company, refers to EBITDA before tariff expense and capacity utilization adjustment. EBITDA and Adjusted EBITDA are not recognized measures for financial statement presentation under IFRS. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations, as defined by IFRS, and should not be considered as an alternative to net earnings, cash flow from operations, or any other measure of performance prescribed by IFRS. EBITDA and Adjusted EBITDA, as defined and used by the Company, may not be comparable to EBITDA and Adjusted EBITDA, as defined and used by other companies. We consider EBITDA and Adjusted EBITDA to be meaningful measures to assess its operating performance in addition to IFRS measures. They are included because we believe they can be useful in measuring its ability to service debt, fund capital expenditures, and expand its business. EBITDA and Adjusted EBITDA are also used by analysts and our lenders as measures of our financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, net income, cash flow from operations or other data prepared in accordance with IFRS. Some of these limitations are: they do not reflect cash outlays for capital expenditures or contractual commitments; they do not reflect changes in, or cash requirements for, working capital; they do not reflect the finance costs, or the cash requirements necessary to service interest or principal payments on indebtedness; they do not reflect income tax expense or the cash necessary to pay income taxes; although depreciation and amortization are non - cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements; they do not reflect the impact of earnings or charges resulting from matters we believe not to be indicative of our ongoing operations; and other companies, including other companies in our industry, may calculate these measures differently than as presented in by us, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA and the related ratios should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. We compensate for these limitations by relying primarily on our IFRS results using EBITDA and Adjusted EBITDA only supplementally. For a reconciliation of EBITDA and Adjusted EBITDA to Net Income, please see page 61. Cautionary Note Regarding Projections and Other Financial Data This presentation contains projected financial and other information for the Company for the years ending December 31, 2021 and 2022 as well as for the fiscal years ending March 31, 2022 through March 31, 2030 which you will find in this document marked as “CY2021P,” “CY2022P,” “FY2022P,” “FY2023P,” “FY2024P,” “FY2025P,” “FY2026P,” “FY2027P,” “FY2028P,” “FY2029P,” “FY2030P” and o the r variations thereof. These periods are not yet complete and all information related to such periods are only projections, are not historical information and do not reflect the Company’s actual results for such periods. Such projected financial information constitutes forward - looking information and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. Such projections are based on assumptions, estimates and judgments that have been made with currently available information. Such assumptions, estimates and judgments underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially. This presentation also contains illustrative financial data based on realized sales prices. Actual results may differ materially from the results contemplated by the projected financial information, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. The independent auditors of the Company have not audited, reviewed, compiled, or performed any procedures with respect to the projections, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto.

Transaction Summary

ALGOMA STEEL INC.

ALGOMA



Michael McQuade
Chief Executive Officer



Rajat Marwah
Chief Financial Officer



John Naccarato
VP Strategy & General Counsel

LEGATO MERGER CORP



David Sgro
Chief Executive Officer



Eric Rosenfeld
Chief SPAC Officer

Summary of Proposed Transaction

- Algoma Steel Inc. ("Algoma") is a leading Canadian flat-rolled steel producer
- Legato Merger Corp (Nasdaq: LEGO) ("Legato") is a publicly-listed special purpose acquisition company with ~$236 million cash held in trust; Legato's management team has:
  - Successfully closed five prior SPAC transactions in the industrials space
  - Deep understanding of the Canadian market having served on the Boards of 17 Canadian public companies
- The business combination of Algoma and Legato will provide cash to fund strategic initiatives for Algoma, including a proposed transformational investment that would convert Algoma from a Blast Furnace producer into an Electric Arc Furnace ("EAF") producer
  - Provides the flexibility to improve product mix and reduce production costs, driving significant top and bottom-line growth
  - Improves the environmental footprint of Algoma via substantial reduction in carbon emissions to become the greenest producer of steel in Canada

$1.7bn(1)	**1.9x(1)**	**$150mm**	**70%**
Pro Forma Enterprise Value (TEV)	*Pro Forma TEV / CY2021P EBITDA*	*Potential EBITDA benefit from $500mm EAF Investment*	*CO_2 Reduction Potential (~3mm tonnes per annum)*

All figures used throughout the presentation are presented in US$ terms unless otherwise noted.

(1) TEV includes 37.5 million earnout shares. Based on CY2021P EBITDA of US$901 million. Refer to pages 5 and 6 for additional details.

3

Numerous Near - and Medium - Term Catalysts • Highly Attractive Steel Market: Steel prices at all - time highs, with HRC reaching +$1,500/ton. Market is supported by demand from infrastructure, automotive and construction end markets with expectation for continued strength • Expected to generate $901mm (3) of EBITDA in CY2021P • Cost Cutting: Cost cutting initiatives launched in 2020 expected to deliver $44mm of annual savings through CY2021 • LMF2 Facility: Completed Feb - 2021, provides $25mm of additional EBITDA by delivering 100kt of new capacity and enhances steel grades • Plate Mill Modernization: $35mm of EBITDA by 2022 via 350kt of incremental high - quality plate capacity Transformational EAF Investment Achieves ESG Goals 4 Algoma Is an Ideal Opportunity for Legato Note: All figures shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate and historical figures converted at average exchange rate over the period. (1) TEV includes 37.5 million earnout shares. Refer to pages 5 and 6 for additional details. (2) Peer group represents North American integrated steel producers: Cleveland - Cliffs, United States Steel and Stelco. Refer to page 8 for further details. (3) Based on budgeted model based on forward and CRU pricing. • The proposed $500 million EAF investment is a transformational opportunity for Algoma, which would position the Company as the only publicly traded mini mill producer in Canada • Expected to improve EBITDA by ~$150mm per year (EAF would ramp - up in 2024 – delivering the majority of this benefit within the 1st year) • Potential to enhance Algoma’s capacity to +3mm tons per year, and provide the ability to pursue higher value - add product mix with a more flexible operating footprint • Substantially reduces carbon emissions (~70% reduction – equivalent to decommissioning a coal power plant), allowing Algoma to become one of the greenest producers of steel in North America • Transitions key raw material from volatile iron ore and metallurgical coal prices to scrap, which is currently readily available in the region Leading North American Steel Producer • Leading Canadian flat - rolled steel producer, producing ~2.4mm tpa of hot rolled coil and plate steel for Canadian and U.S. markets • 3 rd largest producer of steel in Canada and the sole Canadian producer of plate products • One of the lowest - cost steel producers in North America; $245mm EBITDA on avg. from FY’18 - ’20 with industry leading margin profile • Benefits from advantaged geographic position, modern equipment, high quality product mix and stable blue - chip customers • Highly experienced management team that has successfully managed through all market environments and optimized the business Attractive Valuation • Algoma valued at 1.9x TEV (1) / CY’21P EBITDA, which represents an attractive entry point relative to Algoma’s peers that currently trade at 3.5x (2) • Well capitalized balance sheet and tax assets position Algoma to generate meaningful cash flow • EAF transformation could provide catalyst for valuation uplift – EAF producers historically trade at a 1.0x premium to BF producers

Proposed Transaction Overview

ALGOMA STEEL INC.

Assumes full earnout is realized based on expectation for US$901 million of EBITDA

Estimated Sources & Uses (US$mm)

Sources:	
Shares Issued to Algoma Shareholders	$1,125
Estimated SPAC Cash in Trust[1]	$236
PIPE[2]	$100
Total Sources	**$1,461**
Uses:	
Upfront Equity Consideration to Algoma Shareholders	$750
Contingent Shares to Algoma Shareholders[3]	$375
Estimated Fees & Expenses[4]	$30
Cash to Balance Sheet	$306
Total Uses	**$1,461**

Illustrative Pro Forma Valuation (US$mm, except per share)

Share Price:	$10.00
Total Shares Outstanding[3]	152.8
Equity Value	**$1,528**
Less: Pro Forma Cash[6]	($323)
Plus: Debt[6]	$501
Total Enterprise Value (TEV)	**$1,706**
Implied Multiple on CY2021P EBITDA ($901)	***1.9x***

Illustrative Pro Forma Ownership (mm shares)

Algoma Shareholders (Upfront)	75.0
Algoma Shareholders (Earnout)[3]	37.5
Total Algoma Shareholders	**112.5**
Sponsor Shareholders[5]	6.7
PIPE Shareholders[2]	10.0
Public Shareholders[1]	23.6
Total Shares Outstanding	**152.8**



PIPE Investors
7%
Public SPAC Owners
15%
Sponsor
4%
Existing Algoma Shareholders
74%

(1) Cash in Trust and Pro Forma Ownership reflects 23.575m Public Shares issued during Legato's IPO. Assumes no redemptions.
(2) Reflects private placement of $100 million at $10.00/share (10 million shares) to be funded concurrently with closing.
(3) Transaction structure inclusive of the 37.5 million earnout shares (100% of the earnout) that would be earned if Algoma realizes CY2021P EBITDA of US$901mm. See page 6 for details of Algoma's earnout.
(4) Estimated fees and expenses inclusive of all fees and expenses related to the business combination (including M&A and PIPE fees and expenses).
(5) Sponsor Ownership inclusive of 5.9m Founder Shares and 0.6m Private Shares and 0.2m Representative Shares.
(6) Inclusive of $17 million Algoma cash as of March 31, 2021. Debt reflects book value of government debt.

Note: All figures in USD. All shares valued at $10.00/share. Analysis excludes warrants (Legato has 23.6mm public warrants and 0.6mm private warrants outstanding, all exercisable at $11.50/share). All balance sheet figures as of March 31, 2021 are converted from CAD to USD at a 1.26 FX rate. All projected figures are converted from CAD to USD at a 1.26 FX rate.

5

Algoma Shareholder Contingent Consideration Aligns Incentives with Public Shareholders

ALGOMA STEEL INC.

- Based on current expectations, Algoma would achieve 100% of the earnout in CY2021 and existing shareholders receive 37.5mm shares incremental to the 75.0mm shares of upfront consideration

	Size (Shares)	Structure	Rationale
Earnings Based Incentive	15mm	100% if CY2021 EBITDA target of $674 million is reached	■ Compensates Algoma shareholders for delivering upon stated earnings targets in CY2021
Incremental Earnings/Share Price Based Incentive	22.5mm	33% @ $12.00/share(1) or CY2021 EBITDA of $750 million(2) 33% @ $15.00/share(1) or CY2021 EBITDA of $825 million(2) 33% @ $18.00/share(1) or CY2021 EBITDA of $900 million(2)	■ Provides Algoma shareholders with compensation for outperformance of earnings targets in CY2021 ■ Aligns Algoma shareholders and Public shareholder for the long-term upside and delivery of key initiatives

Algoma and Legato have structured a transaction with an upfront consideration plus two earnout incentives that demonstrates strong conviction in the business and aligns current and prospective shareholders in the long-term

Algoma's existing shareholders (including Bain, GoldenTree, Barclays and Marathon) will roll 100% of their shares into the PF Algoma

(1) Subject to the Volume Weighted Average Price ("VWAP") of common stock exceeding the share price target for 20 consecutive trading days during the period beginning with Closing and ending with the five-year anniversary of the Closing.
(2) Shares issued for EBITDA performance are not "cliff" targets, Algoma shareholders to receive a percentage of shares based on a linear interpolation of actual EBITDA performance between the next lower EBITDA target (for $750 million EBITDA target, the next lowest being $674 million) and the earnout target for each bucket.

6

7 Note: All figures shown in US$. (1) Subject to the Volume Weighted Average Price (“VWAP”) of common stock exceeding the share price target for 20 consecutive trading days during the period beginning with Closing and ending with the five - year anniversary of the Closing. Algoma Shareholder Earnout Structure Explained Shares Issued to Algoma at Various CY2021 EBITDA Realizations 11 2 .5 11 2 .5 105 97.5 90 75 60 70 80 90 100 110 120 $950 $900 $825 $750 CY 2021 EBITDA ($mm) $674 $650 # of Shares Issued (mm) If EBITDA target not met, shares earned when share price reached $18.00/share (1) If EBITDA target not met, shares earned when share price reached $15.00/share (1) If EBITDA target not met, shares earned when share price reached $12.00/share (1) If EBITDA target of $674mm is not met, the 15mm associated earnout shares will never be issued Base Case Assumption that 100% of Earnout will be Achieved based on $901mm of CY2021P EBITDA Initial Earnout of 15mm shares at EBITDA of $674 million

1.9x 4.4x 4.1x 3.7x 2.9x 2.2x 7.8x 6.8x 6.5x 5.2x 5.2x 8 Source: Company filings, Bloomberg. Note: Market data as of June 17, 2021. Estimates based on consensus estimates. Refer to page 5 for additional details on transaction structure. (1) Pro forma TEV includes 37.5 million earnout shares achieved. Refer to page 6 for further details. (2) Preferred stock issued to ArcelorMittal for acquisition of AMUSA valued as 58.3mm shares equivalent. (3) Includes inventory monetization arrangement and mortgage payable as debt. (4) CY2021P production figures for peers represent broker consensus shipment expectations. For companies where brokers do no provide shipment estimates, annualized Q1’21 production volumes or shipment volumes was used. Attractive Valuation Relative to North American Steel Peers EAF Producers (2) (2) (3) TEV / EBITDA 20 21 E Algoma Steel Blast Furnace Steel Producers 2022E Averages 2021E 2022E EAF 4.2x 7.3x Blast Furnace 3.0x 5.6x All Peers 3.5x 6.3x (TEV / CY’2021P) (1) TEV / CY2021P Production (4) ($/t) $694 $1,099 $1,284 $1,100 $767 $1,045 CY 2021P EBITDA / ton (4) ($/t) $367 $250 $317 $295 $262 $466

$1,706 ($616) $1,090 TEV as of 3/31/21 Expected Cash Flow (2) (ex. EAF and NWC) 3/31/21 - 12/31/21 Expected TEV as of 12/31/21 TEV / CY2021P EBITDA 9 Source: Company information. Refer to page 5 for additional details on transaction structure. (1) TEV includes 37.5 million earnout shares achieved. Refer to page 6 for further details. (2) Excludes EAF Capital Expenditure and working capital investments (given year - end inventory build - up). Significant Anticipated 2021 Cash Flows Would Reduce Total Enterprise Value and Implied Valuation 1.9x 1.2x (1) TEV / CY2021P Production ($/t) $694 $443

Algoma's Transformation

ALGOMA STEEL INC.

Algoma Today

- Investing over $200 million to update downstream operations: Ladle Metallurgy Furnace 2; DSPC Hot strip mill; Plate Mill Modernization
- Cost cutting measures
  - ~$44 million in annual cost savings reductions
  - Fixed cost reductions and process optimization
- New strategic (e.g. iron ore) supply agreements to 2024
- Clean balance sheet
  - Released from legacy environmental liabilities
  - Special regulation fixed pension obligations
  - Balance sheet restructured to provide sustainable capital structure
- Collective Bargaining Agreement through 2022
- Well-positioned to take advantage of current strong steel markets and infrastructure spending programs
- CY2021P EBITDA of $901 million

EAF Opportunity

- Proposed $500 million investment in EAF steelmaking
- EAF has potential to provide ~$150 million of annual EBITDA uplift
  - ~$46/ton reduction of fixed conversion costs
  - $10/ton sustaining CapEx savings
- ~70% annual reduction in CO_2 emissions from transition to EAF steelmaking
  - 3.0mm tonnes reduction of CO_2 per annum
  - Elimination of all coal use in steelmaking over time
- Reduced exposure to iron ore pricing volatility
  - Iron ore would be replaced by readily available regional scrap supply

Source: Company Information. Note: All figures shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate and historical figures converted at average exchange rate over the period.
(1) At FY18 – FY20 average HRC price of $685/ton.
(2) Based on FY18 – FY20 average Adjusted EBITDA.

10

Algoma Remains Committed to Sustainable Corporate Citizenship

ALGOMA STEEL INC.

Environment

- Algoma has a demonstrated commitment to environmental protection and is ISO 14401 certified
- Published a Health, Safety and Environment Policy with a focus on continuous improvement

5 Key Areas of Commitment to the Environment	
Air	• Algoma has achieved a 65% reduction in particulate emissions since 2002 • Currently focus on cokemaking emissions
Energy	• Demonstrated partner in Canada's commitment to the global reduction of CO_2 emissions with an overall reduction of 54% in energy intensity per ton of steel since 1993
Waste	• Steel is the most recycled material in the world and doesn't lose quality through the recycling process • Every steelmaking heat at Algoma contains scrap steel which is recycled through manufacturing for new end-use applications • Algoma recycles or reuses 80%+ of waste materials from operations
Water	• Treated process water meets or exceeds requirements set out by the Ontario Ministry of Environment • 45% of water is recycled
Noise	• Algoma has developed a plan to reduce noise emissions from 11 sources throughout the steelworks

Community Involvement

- As the largest employer in Sault Ste. Marie, Algoma Steel is an active responsible stakeholder and is actively involved in advancing and preserving the quality of life in the community
- Long history of charitable giving and corporate partnerships
  - 50-year partnership with United Way as a founder and leading corporate sponsor
  - Member of Sault Ste Marie Chamber of Commerce
- In addition, Algoma sponsors several scholarships, which are primarily intended for children of Algoma's past and present employees
  - Northern Ontario School of Medicine
  - Sault College: Algoma Award of Excellence
  - Algoma University: Algoma Student Assistance Award



Source: Company information.

11

Strong Employee Relations and Company-wide Dedication to Health and Safety

ALGOMA STEEL INC.

Continued focus and improvement in Lost Time Injury Frequency Rate (LTIFR)



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F2020
F2021

Health and Safety Performance

- Ongoing commitment to superior Health and Safety performance has led to sustained improvement of safety metrics over time
- Health and Safety remains our highest priority and to further the Company's efforts to improve, we are implementing an ISO 45001 Safety Management System
- Algoma employs a cooperative Joint Health and Safety System to provide a healthy and safe workplace
- Proud member of the Sault Ste. Marie Safe Communities Partnership and Northern Ontario Safety Group, with over 100 member organizations that exchange best practices and provide access to ongoing training

Significantly Outperforming Global Average LTIFR of 0.83 in CY2019

Safety is Algoma's top priority

Source: Company information. Note: Lost Time Injury Frequency is calculated as ((Number of lost time injuries in the reporting period x 200,000) / Total hours worked in the reporting period).

12

Key Investment Highlights

14 Key Investment Highlights Premier Canadian Steel Producer and One of the Leading Flat Steel Producers in North America 1 Robust Steel Market Fundamentals and Favorable Long - Term Outlook Transformational Opportunity: Enhancing Profitability Throughout the Cycle and Meaningfully Improving Environmental Footprint Highly Experienced Management Team with Extensive Industry Experience Geographic Advantages, Flexible Low - Cost Operations, and High - Value Product Offering that Serves Blue Chip Customers Attractive Valuation Relative to North American Steel Peers 2 3 4 5 6

Historical Performance (FY end March 31) $216 $473 $44 $151 FY20 1 8 A FY20 1 9 A FY20 2 0 A FY20 2 1 A (Ending 3/31/ 2 1) CY2021P (Ending 12/ 3 1 /21) 2, 3 05 2, 4 35 2, 3 05 2, 1 02 2, 4 58 FY20 1 8 A FY20 1 9 A FY20 2 0 A FY20 2 1 A (Ending 3/31/ 2 1) CY2021P (Ending 12/ 3 1 /21) Leading North American Flat - Rolled Producer Located in the Great Lakes Region in Sault Ste. Marie, Ontario 15 Premier Canadian Steel Producer… Source: Company information. Note: All figures shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate and historical figures converted at average FX rate over the respective period. (1) Automotive comprised of direct automotive customer sales and estimated service center sales to the automotive industry. • Raw steel capacity of 2.8mm tons (with incremental 0.9mm tons from idled blast furnace capacity) per year • Broad range of high - quality finished sheet and plate steel for automotive, construction, energy, infrastructure and manufacturing end markets • Expanded capabilities versus traditional Blast Furnace / Basic Oxygen Furnace (“BOF”) competitors – Advanced 2.3mm ton Direct Strip Production Complex (“DSPC”) is the newest thin slab caster with direct hot rolling capability in North America coupled to a BOF melt shop – Heat - Treated Plate facility provides a complete range of high - quality heat - treated products, including abrasion resistant, ballistic and other specialty plate applications • Transformational EAF investment expected to improve product mix, reduce fixed costs, increase production capacity and improve environmental footprint • Several other ongoing investments to increase profitability, including Plate Mill Modernization, LMF No. 2 and cost savings initiatives L EGE N D Top 10 Customer Locations Iron Ore Sources Algoma 1 Shipments (kt) Steel Price ($/ton) / EBITDA Performance ($mm) $717 $907 $642 $679 $ 1 ,2 2 4 $901 Adj. EBITDA ($mm) Avg. HRC Price ($/ton)

15% 15% 14% 16% 9% 8% 16 …and One of the Leading Flat Steel Producers in North America Source: Company information, Capital IQ, Bloomberg, Wall Street Research. (1) Represents CY2017 – CY2019. (2) Cleveland - Cliffs EBITDA Margin % based on Steel and Manufacturing Segment and is pro forma for the acquisitions of AK Steel and ArcelorMittal USA (as represented by ArcelorMittal NAFTA segment). 1 Algoma’s independence and strong performance provides flexibility and offers strategic value within the steel industry Highly Competitive Capacity Utilization N.A. EAF Producers N.A. Blast Furnace Producers . . . That Underpins High EBITDA Margins . . . Drives Low Cash Cost Position… Through - the - Cycle Capacity Utilization (%) (1) 91% 85% 92% 92% 67% 94% 2021 Cash Cost Curve – Hot Rolled Coil (BOF / EAF) $400 $200 $0 $600 $/ ton $800 100% 0% Through - the - Cycle EBITDA Margin (%) (1) N.A. EAF Producers N.A. Blast Furnace Producers Lowest cost q u arti l e Al g oma 25% 50% 75% Cumulative North American Production (%)

② The Proposed EAF Mill Would Transform Algoma's Operations…

ALGOMA STEEL INC.



Raw Materials
Materials Preparation
Ironmaking
Steelmaking
Blast Furnace Mill (Algoma Today)
Iron Ore
Limestone
Coal
Coke Ovens
Blast Furnace
Basic Oxygen Furnace (BOF)
Scrap Metal
Capacity
2,800kt(1)
EAF Mill (Algoma 2024)
HBI/Pig Iron Optional
Scrap Metal
Electricity – Ontario power supply largely zero carbon
Electric Arc Furnace (EAF)
3,700kt

Expected Benefits

- ✓ +900k tons of incremental liquid steel capacity
- ✓ ~70% fewer total CO2 emissions (annual reduction of 3 million tonnes of CO2)
- ✓ Utilizes recycled scrap steel as feedstock, rather than volatile met coal and iron ore
- ✓ More flexible operations capable of responding dynamically to market conditions
- ✓ Lower fixed costs and incremental volume driving cost absorption
- ✓ Significantly improves variable nature of cost structure
- ✓ Reduced sustaining CapEx
- ✓ Reduces potential impact of Canadian carbon tax regime
- ✓ Reduces reliance on volatile iron ore market
- ✓ Improves employee productivity (as measured in tons per employee)

Expected to improve EBITDA by ~$150mm per year (majority of benefit realized by 2024)

Significantly simplifies inputs and production process

Source: Company information.
(1) Excludes BF#6 which is currently idled.

17

2 ... Combining with Other High-Return Strategic Initiatives to Meaningfully Enhance Algoma's Profitability...

ALGOMA STEEL INC.

EAF and Other Improvements Anticipated to Meaningfully Increase EBITDA Generation Through-the-Cycle

(US$mm)	Description	Annualized Benefit	CapEx[1]	Schedule
Cost Saving Initiatives	■ Ongoing cost-cutting initiatives ■ 200+ projects identified ■ 3rd party hired to review operational efficiency	~$44	--	2020: ~60% 2021: 100%
LMF No. 2	■ Completed new 2.1mm ton ladle metallurgy furnace in February 2021 ■ Unlocked 100k tons of additional capacity ■ Adds more advanced grades of steel to product mix	~$25	~$35	Feb-2021
Plate Mill Modernization	■ Overhaul and optimize plate mill to improve reliability and quality ■ Additional plate capacity of up to 350kt ■ New grades capability unlocks new end markets	~$35	~$70 *($63 remaining)*	Quality: Oct-2021 Volume: Oct-2022



EAF Investment Expected to Enhance Cost Flexibility and Smooth Future Earnings with majority of benefit realized by CY2024
Through-the-Cycle (FY'18 – FY'20)
Shipments: ~2.4 million tons
Adj. EBITDA / ton: ~$104 / ton
$245
$44
$25
$35
$150
($38)
$460
Through-the-Cycle Adj. EBITDA (FY'18 - FY'20)
Cost Saving Initiatives
LMF Investment
Plate Modernization Investment
EAF Investment
Increased Profit Sharing
Through-the-Cycle EBITDA Potential
Completed
Ongoing
Pending

Roadmap to Long-Term Upside

- Eliminate bottlenecks and optimize capacity in the hot end
- Boost rolling mill capacity utilization
- Enhance value-add grades and processing capabilities for sheet and plate
- Provide advanced environmentally-friendly steels to ESG- sensitive market sectors
- Algoma is an excellent platform for M&A, with focus on opportunities to enhance EAF strategy

Source: Company information. Note: FYE 31 March. All figures shown in US$ and converted from CAD to USD at a 1.26 FX rate.
(1) Net of government support.

18

19 Source: Company information. Note: FYE 31 March. All figures shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate and historical figures converted at average exchange rate over the period. $900 - $1,700/ton HRC assumes scrap benchmark at 42% of HRC – current scrap pricing is ~35% of HRC. (1) FY2018 – FY2020. (2) Inclusive of $17 million Algoma cash as of March 31, 2021, $236 million Legato cash as of January 25, 2021 assuming no redemptions and $100 million PIPE investment, net of $30 million in fees and expenses. Includes impact of earnout shares; refer to page 6 for additional details. (3) Includes anticipated $616 million cash flows from March 31, 2021 to December 31, 2021, exclusive of EAF Capital Expenditure and exclusive of working capital investments related to year - end inventory build - up. (4) As of June 17, 2021. Historical Through - the - Cycle Adj. EBITDA (1) $1,463 $1,150 $836 $460 $245 $1,777 $2,092 $685 $900 $1,100 $1,300 $1,500 $1,700 HRC Price (US$/ton) Potential Long - term EBITDA Generation $685 (avg. FY18 - FY20) 2 … with the Benefit Improving Algoma’s Performance Throughout the Steel Price Cycle TEV (As of 3/31/21) / EBITDA ($1,706) (2) 6.7x Average HRC forward price ~$1, 7 0 0 /ton through September 2021 (4) 3.7x 2.0x 1.5x 1.2x 1.0x 0.8x 2.4x 0.6x 1.3x 0.9x 0.7x Expected TEV (as of 12/31/21) / EBITDA ($1,090) (3) 4.3x 0.5x (US$ millions, unless otherwise noted)

2 EAF Transition Would Materially Improve Algoma's Environmental Footprint

ALGOMA STEEL INC.

Environmental Strategy

- EAF production would unlock significant environmental benefits – EAF steelmaking generates substantially less CO2 and other air pollutants compared to Blast Furnace producers
- 3.0mm metric tonnes anticipated reduction (~70%) of carbon GHG emissions[(1)] representing:
  - ✓ **11% of the Canadian Federal 2030 Paris Agreement target**
  - ✓ **100% of the provincial 2030 target**
  - ✓ **75% reduction in emissions per net ton**

Improving Algoma's Environmental Profile Provides Long-Term Advantages

- ✓ Algoma expected to become the greenest producer of steel in Canada
- ✓ Improves competitiveness for government spending programs where ESG is a criteria
- ✓ Improves profile with select customers who are similarly ESG focused
- ✓ Improves employee engagement

		Reduction[(1)]	% Reduction
GHG Emissions	CO2	3.0mm tonnes	70%
	CO2/NT production	1.33 tonnes	75%
SOx emissions		4,060 tonnes	82%
NOx emissions		1,604 tonnes	52%
Stack and Fugitive Emissions		Complete elimination of Stack and Fugitive Emissions	100%

Source: Company information. Note: All years refer to calendar year unless otherwise specified. Expected environmental benefits from the EAF are based on projected estimates for Algoma, using published data sources for similar technologies.
(1) Based on current production versus forecasted production of 3.0mm tons of steel shipments produced under full EAF configuration.

20

3 Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers

Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers

ALGOMA STEEL INC.

Attractive Access to Key Suppliers and Customers Across The Great Lakes



Canada
Minorca
Cleveland-Cliffs
Minntac
US Steel
Superior
Northshore
Cleveland-Cliffs
Tilden
Cliffs (100%)
Sault Ste. Marie
Geographic proximity to significant scrap trade flows including prime scrap
Algoma
United Taconite
Cleveland-Cliffs
Huron
Keetac
US Steel
Hibbing
Cleveland-Cliffs (85.3%)
US Steel (14.7%)
Mesabi Metallics
Michigan
Toronto
U.S.
Detroit
Chicago
Rail Network
Iron Ore Mines
Ports – Iron Ore
Large Industrial Cities (scrap sources)

North American EAF's are Concentrated in Midwest and Southern US, providing Algoma Competitive Access to Scrap from the Great Lakes Industrial Region



Algoma
Hamilton (ON) - Dofasco
Butler, IN
Delta, OH
Mingo Junction, OH
Crawfordsville, IN
Gallatin, KY
NUCOR
Brandenburg, KY
Hickman, AR
Fairfield, AL
BRS – Osceola, AR
Berkeley, SC
Decatur, AL
Columbus, MS
Calvert, AL
Sinton, TX
New flat-rolled EAFs being built or ramping up production
Other flat-rolled EAFs mills

- Located close to key steel consuming regions of the U.S. - Midwest and Northeast and Canada - Southern Ontario
- ~70% of customers located within a 500-mile radius of Algoma, including an established local service center customer base
- On-site deep-water port facilitating access to low-cost transportation across Lake Superior
- Access to well-established rail links and multiple forms of transportation which allows it to negotiate competitive rates

Located on Lake Superior with access to barge, rail and road transportation, including an on-site deep-water port, Algoma has several options that allow for cost-effective transportation logistics

Source: Company Information.

21

3 High-Quality Products and Diversified Blue Chip Customer Base in Attractive End Markets

ALGOMA STEEL INC.

- Product width and strength flexibility allows Algoma to serve a broad customer base across various end markets
- Operational flexibility to adjust product mix to align with market pricing and customer demand, and maximize profitability
- R&D investments support higher quality, lower cost products and drive value proposition for customers
- Serves 200+ customers across multiple industries in North America with no single customer making up greater than 10% of sales

Differentiated Product Offering With Flexibility To Meet Customer Needs

	Product Attributes	End Markets	Width Range	% NSR of CRU Index
Hot Rolled Coil 	✓ High strength formable hot rolled grades ✓ Broad width and strength capabilities	▪ Automotive ▪ Hollow structural product and welded pipe manufacturers ▪ Transportation ▪ Light manufacturing	106" Strip Mill 30"–96" DSPC 32"–63"	**Sheet Products:** 95-100%[(1)]
Cold Rolled Coil 	✓ Commercial grades ✓ High strength formable cold roll grades ✓ Full hard grades (not annealed)	▪ Automotive ▪ Welded pipe manufacturers ▪ Transportation ▪ Light manufacturing	36"–74"	
Plate 	✓ High strength, low-alloy grades ✓ Abrasion resistant and heat treat grades ✓ Only producer in Canada	▪ Fabrication industry - constructors or manufacturers of railcars, buildings, bridges off-highway equipment, etc.	72"–152"	**Plate Products:** 110-120%[(2)]

Source: Company information.
(1) Represents percentage of a trailing 7-year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month.
(2) Represents percentage of a 7 trailing 7-year average AS Rolled CRU Index, lagged one month.

22

③ High-Quality Products and Diversified Blue Chip Customer Base in Attractive End Markets

ALGOMA STEEL INC.

FY2020 Product Shipment Mix


Cold Rolled Sheet
6%
Plate
14%
Hot Rolled
Sheet
80%

Plate expected to increase to be 20%+ of Algoma's product mix with implementation of Plate Mill Modernization (volume component by Fiscal Q3 2022)

FY2020 End Market Exposure (Sales)


Tubular
9%
Manufacturing /
Construction
11%
Service Centers
45%
Automotive (1)
35%

Strategy to expand direct-to-customer sales to Automotive, Construction and Tubular markets by 5-10% each (de-emphasizing service centers)

FY2020 Geographic Sales Mix


RoW
2%
Canada
43%
United States
55%

Incremental volume from proposed EAF investment would target the Canadian market, with goal of Canada becoming destination for 55-60% of shipments

FY2020 Key Customers (Sales)


Top 10
Customers
46%
Other
54%

Diverse customer base with 200+ customers across multiple sectors; average customer tenure among top ten is 20-25 years

Source: Company information.
(1) Automotive comprised of direct automotive customer sales and estimated service center sales to the automotive industry.

23

4 Highly Experienced Management Team with Extensive Industry Experience

ALGOMA STEEL INC.

Name	Title	Joined Algoma	Years of Experience	Bio
 Michael McQuade	Chief Executive Officer	2019	37	• Previously served as VP, Finance and CFO of Stelco from 2007 to 2016, retiring as President in 2017 • Led the restructuring and sale of Stelco / U.S. Steel Canada while Under CCAA
 Rajat Marwah	Chief Financial Officer	2008	20	• Joined Algoma as Controller in 2008 • Previously served as Financial Controller of ArcelorMittal, Czech Republic and previously worked at KPMG
 John Naccarato	Vice President, Strategy and General Counsel	2019	30	• Served as Director of Market and Product Development at Algoma from 2003 to 2007 • Prior experience with Dofasco Inc. and as EVP and General Counsel for Bracknell Corporation
 Robert Dionisi	Chief Commercial Officer	1979	42	• Joined Algoma in 1979 and has held multiple progressive roles as General Manager or Plate and Shape Product Sales and General Manager of Service Centre and Fabrication Sales and Marketing
 Shawn Galey	Vice President, Production	1980	41	• 41 years of experience at Algoma across progressive levels of responsibility spanning superintendent and general manager of cokemaking, ironmaking, direct strip complex and corporate transformation projects
 Mark Nogalo	Vice President, Maintenance and Operating Services	1988	33	• 33 years of experience at Algoma service across a variety of positions spanning Operations, Engineering, Maintenance and Energy Management • Past Chair of the Algoma University Board
 Robert Wesley	Vice President, Human Resources	2018	35	• Previously worked as a consultant to the City of Toronto and held various senior HR positions including Director of Labor Relations for Brewers Distributing Limited, Director of Human Resources for Bombardier Aerospace, and Chief Labor Negotiator for Russell Metals

Source: Company information.

24

25 Source: SteelBenchmarker, CME Group, Fastmarkets. Note: Market data as of June 17, 2021. All years refer to calendar year unless otherwise specified. 5 Strong Steel Market Fundamentals… Historical Hot Rolled Coil Prices (US$/ton) $2, 0 0 0 $1, 8 0 0 $1, 6 0 0 $1, 4 0 0 $1, 2 0 0 $1, 0 0 0 $800 $600 $400 $200 $0 2016 2017 Historical Hot Rolled Plate Prices (US$/ton) 2018 2019 2020 2021 $1, 4 0 0 $1, 2 0 0 $1, 0 0 0 $800 $600 $400 $200 $0 2016 2017 2018 2019 2020 2021 $1,745 $1,357 North American HRC and Plate prices are at all - time highs driven by increased demand for construction, automotive and other end markets

26 Note: EBITDA and $/ton figures shown in US$, figures converted from CAD to USD at a 1.26 FX rate. (1) Represents percentage of a trailing 7 - year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month. (2) Represents percentage of a 7 trailing 7 - year average AS Rolled CRU Index, lagged one month. 5 Strong Steel Market Fundamentals… Robust CY 2021P Performance Expected Current High Prices Benefit Future Contracted Volumes Spot 35% Cont r a ct 65% CY2021P Contracting / Price Mechanics • Contracts are volume commitments with CRU index prices on a one - and three - month lag basis with some fixed price contracts – Lag pricing is based on backwards looking CRU price at time of delivery, therefore strong prices today benefits future volumes • Algoma pricing has a strong correlation to the Index on a lagging basis (sheet pricing at ~95 - 100% of HRC CRU (1) and plate at 110 - 120% of HRC CRU) (2) • Algoma begins contracting out 12 months in advance on a rolling basis, quarter - by - quarter 2, 1 01 $522 2, 4 58 $963 Shipments (kt) Avg. Realized Price / Ton ($/t) $30 2. 8 % Profitability CY 2021P $901 3 8 .1 % EBITDA ($mm) EBITDA Margin (%) Shipments and Pricing CY 2020A Current Dynamics • Algoma has already locked in highly attractive sales prices through September 2021 and is expecting a very strong CY2021 as a result • Already in discussions around booking Q4 volumes • Typically, tons are pre - sold on a 6 - week lead time, but current market is demanding +12 - week lead times Average HRC Price ($/t) $57 4 $ 1 ,2 2 4

Tariffs Have Reduced Overall U.S. Imports, while Imports from Canada have Remained Relatively Consistent (Million tons) 5.2 5.1 5.7 5.6 5.1 4.8 27.8 27.8 32.3 28.1 22.4 17.2 33.0 32.9 38.0 33.7 27.5 22.0 0.0 10.0 20.0 30.0 40.0 20 1 5 20 1 6 20 1 7 US Imports (Canada) 20 2 0 2018 2019 US Imports (RoW) 27 Note: Press Releases, IHS, Baker Hughes, EIA, US Census. 5 … and Favorable Long - Term Outlook Attractive Trends in Key End Markets Strong Tariff Protection for the North American Market Energy Automotive Construction • Significant proposed North American infrastructure spending, including: – ~$2 trillion infrastructure and jobs package in the U.S. – $70 to $100 billion of federal infrastructure stimulus expected in Canada • Automotive markets are recovering from impact of COVID - 19 • Automotive production in North America expected to increase by 24% in 2021 • ~35% of Algoma’s sales into this market • Use of steel in renewable resource generation (wind) becoming a more important driver of demand • Global O&G rig counts and energy prices recovering • In March 2018, the U.S. established 25% tariffs on imports of steel, including steel imported from Canada • In October 2018, Canada put in place similar 25% tariffs to avoid dumping from imports displaced from the U.S. market • As part of the United States – Mexico – Canada Agreement (“USMCA”), the tariffs between the US and Canada were repealed in May 2019 in exchange for a monitoring mechanism – Algoma benefits from access to sell into the protected North American market and resulting higher steel prices – Additionally, the USMCA put in place “melt & pour” requirements on several products, mandating that steel is North American - sourced to qualify for duty - free treatment ▪ For example, motor vehicles must now contain +70% North American steel content, providing Algoma additional protection in North America for its single largest end market

Robust Go-To-Market Strategy to Support Incremental EAF Production

ALGOMA STEEL INC.

Algoma Strategy / Advantages

- ✓ Displacement of imports in the plate and sheet markets
- ✓ Drive sales into tubular and automotive end markets via robust commercial relationships
- ✓ Enhance value proposition for customers
- ✓ Expand plate mill capacity and capabilities as part of the modernization program
- ✓ Cut-to-length (CTL) line under review to broaden plate product offerings

Underpinned by Strong Growth in Key End Markets



% of FY2020A Shipments(4)
Automotive(1)
4.0%
35%
Manufacturing(2)
4.6%
11%
Tubular(3)
6.1%
9%

Plate Strategy: Algoma is Well Positioned to Displace Plate Imports into Canada

- Market opportunity unlocked by plate mill modernization program:
  - ✓ Adds incremental 350k tons of plate capacity
  - ✓ Enhances grades and qualities – expanding end market opportunity

Canadian Steel Plate Demand by Source (~782k ton, annually)[5]



Historical Average
Imports - RoW 40%
Algoma 28%
Imports - U.S. 32%
350k tons of incremental Algoma production
Target
Imports - Total 27%
Algoma 73%

Sheet Strategy: Targeted Approach to Expand Sheet Sales

- Focused approach to expand sales to key tubular customers and direct automotive sales

Expected Incremental Demand by Customer (k tons, annually)



60
180
60 - 120
~100 - 120
400 - 480
Customer based in Sault Ste. Marie
Based on new Auto programs ramping in 2022
Customer A
Customer B
Customer C
Direct Auto Sales
Identified Sales Opportunities
Tubular (300-360k tons)

- Strong growth in key end markets and large market size (US/Canada HRC market of 31.6 million tons in 2019[6], of which Algoma is only ~6%)

Source: Fitch Solutions, BMI, EIA, Fastmarkets, Company Information,
(1) Based on forecasted Canadian light vehicle production from 2020 to 2029. North American light vehicle production over the same period forecasted to grow at 2.7% CAGR. (2) Canadian construction value-add from 2020 to 2030. North American construction value-add over the same period forecasted to grow at 4.5% CAGR. (3) North American petroleum and other liquids consumption from 2020 to 2022. (4) Remaining 45% of shipments are sold to service centers, which may be resold to manufacturing or tubular end markets. (5) Based on Canadian market for 2019. (6) US / Canadian apparent consumption of HRC.

28

Operations Summary

Algoma's Flexible, Low-Cost Operations Facilitates Optimization Across High Value Products

ALGOMA STEEL INC.

- ✓ Algoma produces a wide variety of products to serve diverse end-markets
- ✓ Algoma is the only plate producer in Canada with current capacity of 350-400kt and potential capacity of 700kt per year once debottlenecking initiatives are completed
- ✓ Algoma is the only integrated steel producer to operating a DSPC line, which provides a $30-$40/t competitive advantage
- ✓ DSPC positions the mill to seamlessly execute installation of EAF mills



% NSR of CRU Index
(3,700kt)
2 EAFs (Liquid Steel)
Entire System can be Replaced by proposed EAFs
Iron Ore
Coal
#7 Basic Furnace
(2,800kt)
Coke Ovens
(900kt)
#6 Basic Furnace (Idle)
(900kt)
Basic Oxygen Furnace (Liquid Steel)
(3,700kt)
LMF#1 (Liquid Steel)
(2,100kt)
LMF#2 (Liquid Steel)
(2,100kt)
1
2
Direct Strip Production Complex (upgraded)
(2,300kt)
Slab Caster
(2,000kt)
(460kt)
106" Strip Mill
3
166" Plate Mill
(700kt)
Plate Finishing
(Quench Heat Treat: 200kt)
(Tempering Heat Treat: 120kt)
Cold Mill
Finishing (temper, recoiling trimming, cut-to length)
BF6 provides Algoma flexibility to manage any future re-lines for BF7
Potential restart of BF6 could be achieved in ~6 months for ~$60mm
Algoma's current capacity is 350-400kt and should reach +700kt once plate mill investment is completed
• Hot Rolled Coil
• Cold Rolled Close Anneal
• Hot Rolled Pickled & Oiled
• Hot Rolled Processed
• Hot Rolled Processed & Hot Rolled Cut-to-Length
• Hot Rolled Coil
• Abrasion Resistant Plate
• As Quenched Plate
• Quench & Tempered Plate
• Normalized Plate
Sheet[(1)]
95-100%
Plate[(2)]
110-120%

Recent and Ongoing Initiatives

1. Addition of Ladle Metallurgy Furnace #2 (LMF #2): eliminated the bottleneck between steelmaking and casting facilities, enhances grades – **Completed (Feb-2021)**
2. DSPC upgrade: volume capacity has been increased to 2,300k tons from 2,100k tons with new grades capabilities – **Completed**
3. Plate Mill modernization: volume capacity will be raised to 700k tons from ~350k tons with new grades capabilities – **Stage 1 / 2 anticipated to be completed in October 2021 (Quality) / October 2022 (Volume)**

Source: Company information. Note: Current Algoma Steel process flow configuration.
(1) Represents percentage of a trailing 7-year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month.
(2) Represents percentage of a 7 trailing 7-year average AS Rolled CRU Index, lagged one month.

30

DSPC Line Offers ~C$30-$40/NT Structural Conversion Cost Advantage Over BOF Peers

ALGOMA STEEL INC.

Key Highlights

- Algoma is the only integrated steel producer to operate a DSPC line, which converts liquid steel directly into coil – Algoma believes the DSPC would facilitate a seamless transition to the proposed EAFs
- Industry leading technology
  - The DSPC line is among the newest, continuous thin slab casters in North America
  - Process provides the Company with a cost advantage over competitors due to reduced manpower, heating costs and reduced yield loss

DSPC Complex

- Annualized production capability: 2.4mm tons
- Facility
  - Thin slab caster
  - Tunnel furnaces & shuttles
  - Rougher
  - Heated Transfer Table
  - Finishing mill
  - Down coilers
- First coil: October 7, 1997

Recent Enhancements

- Upgraded automation to incorporate most recent OEM technology
- Software enhancements
  - Casting controls – better throughput
  - Defect detection – better quality
- Mechanical Upgrades
  - Upgraded segments – better quality and throughput
  - Spindles – more efficient
  - Stand Entry Tables, Coiler Mandrel – more reliable







Source: Company information.

31

Canada's Only Plate Mill with Potential to Ship 700,000 NT per year

ALGOMA STEEL INC.

Algoma's plate mill modernization project enhances the capacity and quality of one of Algoma's key products and sources of competitive advantage

Key Highlights

- Overall ~$90 million (C$120 million) is committed for modernizing the Algoma Plate Mill through 2023[(1)]
- Plate Modernization Project key areas of focus:
  - Achieving product quality requirements with respect to surface and flatness
  - Increase high strength capability with availability of new grades
  - Provide reliability of plate production with direct ship capability
  - Increase overall plate shipment capacity through debottlenecking

Phase I - Quality Focus

- Completion planned for October 2021 for installation and commissioning of the following upgrades:
  - New Primary De-scaler (improves surface quality)
  - Automated Surface Inspection System, detects and maps quality
  - New Hot Leveler (improves flatness)
  - Automation Upgrade of the 166 Mill (expands grade offering)

Phase II - Productivity Focus

- Completion planned for October 2022 for installation and commissioning of the following upgrades:
  - Onboard Descaling System Upgrade for 2Hi and 4Hi
  - Mill Alignment and Work Roll Offset at the 4Hi
  - 4Hi DC Drive Upgrade
  - In-Line Plate Cutting including new cooling beds coupling the plate mill and shear line, dividing shear and new plate piler
  - Automated Marking Machine







Source: Company information. Note: Figures in USD and converted at an exchange rate of 1.32 CAD/USD.
(1) Inclusive of capital already spent on the project to date.

32

Algoma's Manufacturing Capabilities

ALGOMA STEEL INC.

	Technical specifications	Age	Competitive advantage	Highlights
Coke Making Facilities	• Comprises 3 batteries: — #7 battery (60 ovens) — #8 battery (60 ovens) — #9 battery (57 ovens)	• #7 battery: ~62 years • #8 battery: ~52 years • #9 battery: ~41 years	• On-site coke production caters to ~90% of total coke requirement	• Annualized production capability of • ~0.8mm tons
Iron Making Facilities	• Two blast furnaces: BF #7; BF #6 (currently idle) • BF #7 Hot metal capacity of ~2.8mm ton • BF #6 relining and stove rebuild completed in 2008	• BF #7: ~44 years • BF #6: ~65 years	• BF #6 can be re-started within a short period with low-start up costs • Continuous investments in BF #7 has improved productivity by ~1,000 nt/day	• Operational flexibility enhanced by two blast furnaces
Steelmaking Facilities	• Comprises two 260k ton Basic Oxygen Furnaces • Current liquid steel capacity of ~3.7mm tons annually (including 0.9mm from idle capacity of BF #6) • Two twin station Ladle Metallurgy Furnaces	• Basic oxygen furnaces: • ~46 years • Ladle metallurgy furnace: ~19 years • Ladle Metallurgy Furnace #2 – new	• Implementation of LMF#2 will provide improved buffering between casters and Blast Furnace and will avoid DSPC downtime caused by requirements of LMF Slab Caster heats	• Debottlenecking the secondary metallurgy area through the LMF#2
Direct Strip Production Complex (DSPC)	• Automated facility • Size range: gauges between 0.060" and 0.625" and widths between 32" and 63" • Current capacity of ~2.3mm tons annually	• DSPC: ~22 years	• One of the lowest-cost North American mills in terms of HRC conversion cost per tn • ~C$30-40/nt structural conversion cost advantage over peers due to reduced manpower, lower heating costs and improved yields	• Only DSPC attached to a blast furnace in North America • Consists of a state-of-the-art thin slab continuous caster which converts liquid blast furnace steel directly into coil
Slab Caster	• Comprises two twin strands of 8" thick slabs with a width range of 42" to 86" • Current capacity of ~2.0mm ton annually	• Slab caster: ~40 years	• Wider steel chemistry processing capabilities	• Ability to cast crack sensitive boron-alloyed and peritectic steel • Efficient grade change practice allowing changes to steel chemistry without interrupting the cast
Plate and Strip Mills	• 106" Strip Mill: produces strips up to 96" wide • 166" Plate Mill: produces plate up to 152" wide • Cold Mill Complex comprises: — 0.8mm ton pickling line — 0.35mm ton reduction mill — 0.25mm ton anneal furnace — 0.8mm ton temper mill	• 106" Strip Mill: ~46 years • 166" Plate Mill: ~54 years	• Only Combination Mill of its kind in North America • Both mills are widest of their kind in North America • Only heat treatment line in Canada	• 166" Plate Mill features a heat treat facility — Rated annual capacity of 240,000 tons

Source: Company information.

33

Potential Transformational EAF Investment

35 Source: Company information. Note: CapEx and cost savings shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate. (1) Difference between CY2021P and Phase II ramp - up of EAF. Inclusive of $50/ton reduction in fixed costs of manufacturing per ton, a $4/ton reduction in fuel and utility expenses and an $8/ton increase in other inputs and consumables. Proposed EAF Investment in Algoma Summary of Investment Total Budgeted Capital Cost • ~$500 million of total CapEx to construct and install Dual EAF mills, comprising: – ~$425 million of EAF installation – ~$200 million for building and labor and ~$225 million for EAF equipment – ~$30 million for internal cogeneration upgrade and electrical infrastructure – ~$45 million for contingencies • The EAF would be built adjacent to current steel shop and can utilize existing facilities – thereby reducing capital expenditure requirements of the build Expected Capacity • Capacity increase to ~3.7mm tons of liquid steel annually Expected Costs / Ton • ~$46/ton reduction in costs of manufacturing (excluding raw materials) (1) • ~$10/ton reduction in sustaining CapEx Expected CO2 Emission Reduction • Reduction of ~3.0mm tonnes once EAF is fully ramped (equivalent to a coal fired power plant) • 75% reduction of CO2 per net ton of production – CY2021P: 1.72 tonnes of CO2/NT of production – Phase II: 0.42 tonnes of CO2/NT of production • Meaningful economic benefits through reduction of carbon taxes Productivity Improvement • Reaching ~2,000 tons of shipments per employee vs. ~900 tons per employee for CY2021P

Proposed EAF Investment in Algoma (cont'd)

ALGOMA STEEL INC.

Key Anticipated Benefits for Algoma

- ✓ Adds 900kt of incremental liquid steel capacity, or ~700kt of finished steel capacity
- ✓ Improves operational flexibility and value-added product mix
- ✓ Drives variable cost structure that is more correlated to market pricing drivers, more scalable to market conditions and less likely to experience outages
- ✓ Enhanced ESG profile – greatly reduces CO2 emissions and other pollutants to position Algoma as one of the "greenest" flat rolled steel company in Canada and North America
- ✓ Lower run-rate sustaining capital expenditure expected to drive higher free cash flow conversion
- ✓ Dual EAF operation eliminates key vulnerabilities associated with operating a single blast furnace, such as maintaining a secure and competitively priced iron ore supply and potential unplanned outages

Algoma is Well-Prepared to Integrate the Proposed EAFs

- Algoma intends to contract with technology suppliers and engineering management consultants who have been active in constructing new EAFs in the United States
- Algoma currently has internal capabilities in constructing and operating EAF furnaces
- The Company's current operations should not be disrupted during the construction period, as the area of installation does not overlap with our existing steelmaking footprint
- Given lack of environmental liabilities, the BF and BOF can be left intact, allowing decommissioning / demolition to be completed opportunistically

36

Preliminary EAF Timeline and Capital Requirements

ALGOMA STEEL INC.

- The rollout of the EAF strategy would occur in phases that are determined by availability of electricity:
  - Phase I (Interim / Alternating Hybrid Mode): from the start of production to grid upgrade completion, the EAF would operate one furnace at a time using on-site cogeneration facility, LSP and local 230kV transmission upgrade
  - Phase II (Long-Term / Full Grid Power): after the completion of a power upgrade, the EAF would then operate both furnaces simultaneously
- Anticipating a 30-month construction timeline for the EAF between permitting and commissioning
- Anticipating meaningful sustaining CapEx savings: ~$30 million historical BF/BOF sustaining CapEx vs. ~$11 million EAF sustaining CapEx per year
- Liquid steel capacity expected to increase from the 2.8mm tons of current capacity to 3.3mm tons in "Alternating Hybrid Mode" and 3.7mm tons in "Full Grid Power Mode"

	Jan-2024	Apr-2024	2025	2026	Long-Term
Production Method	**Construction Period** Blast Furnace 7 (BF7) Coke Ovens 7,8,9 (CO7,8,9) Oxygen Steelmaking (BOF)	**Commission Ramp** BF7/BOF/CO7, 8,9 EAF 1 | EAF 2	**Product Certification** BF7 / CO8,9 EAF 1 | EAF 2 *(Alternating Mode)*	**Alternating Hybrid Mode ("EAF Phase I")** BF7 / CO8,9 EAF 1 | EAF 2 *(Alternating Mode with 30% hot metal from BF)*	**Full Grid Power Independent Mode ("EAF Phase II")** EAF 1 | EAF 2 (With all 230 kV local and bulk upgrades, no LSP power required) 100% Cold Charge Scrap
Power Supply	Local 230kV Transmission Line Upgrade (agreed with utility) Bulk 230kV Transmission Line Upgrade				**Option to decommission BF7**

Source: Company information.

37

Expected Fixed Cost Reductions

ALGOMA STEEL INC.

Expected Productivity Improvement (Tons shipped per Employee)


~900
~2,000
CY2021P
Phase II EAF
(Timing TBD)

Fixed Costs of Manufacturing (US$mm)


Expected fixed costs of manufacturing / ton
$137/ton
$69/ton
$337
$123
$213
$217
$73
$144
CY2021P
Phase II EAF
(Timing TBD)
Manufacturing & Service Labor
Other

Source: Company information. Note: Figures converted from CAD to USD at a 1.26 FX rate.

38

Algoma has a Well Developed Plan to Source Key Raw Materials

ALGOMA STEEL INC.

	Phase I (Interim)	Phase II (Long-Term – Timing TBD)
Electricity	■ Operating the dual EAFs in an alternating mode supplemented by BF#7 ■ Internal power generation covers power requirements and is approved by relevant government agencies ■ Affordable and reliable power supply supported by: • On-site cogeneration (70MW capacity using off-gasses produced by the BF) • LSP (~110MW capacity - natural gas plant owned and operated by Algoma) • Local 230kV tie line	■ Dual-EAFs operating simultaneously with full power ■ Working on various potential technical solutions to supply full power requirements of the dual EAF ■ Expectation for pricing construct that is consistent with or favorable to U.S. EAF producers
Scrap	■ Prime grade metallics will continue to be sourced from BF#7 ■ Scrap is readily available in Great Lakes region with specific grades suitable for Algoma to utilize in its product mix	■ Working on long-term contracts to source prime scrap from Lake region • ~1.4mm tons of prime scrap produced in Canada is exported to the US ■ Range of scrap quality available in marketplace and plate mill can accept lower quality
HBI / DRI / Pig Iron	■ BF will continue to operate and provide hot metal, so this is not required	■ Potentially source fixed offtake agreements from US producers (including Algoma's existing iron ore suppliers) ■ Ready access to potential supply via the Great Lakes

Source: Company Information, U.S. EIA.

39

Scrap and Metallics Supply

ALGOMA STEEL INC.

<table>
<tr><td colspan="2">North American Scrap Market</td><td>

- Deep market for scrap in North America with total of 116.2mm tons generated in 2020
- Canada exported total of 4.4mm tons of scrap in 2019, 3.5mm exported from Ontario alone (80% to the US and 20% outside of North America)
- There was approximately 20.3mm tons of exports from North America that could be redirected to Algoma
  - ~90% of 2019 U.S. exports were exported to RoW (ex Canada), representing 15.7mm tons
  - ~30% of 2019 Canadian exports were exported to RoW (ex U.S.), representing 1.3mm tons
- Global scrap market expected to be oversupplied in medium-to-long-term: China is expected to generate substantial scrap and does not have EAF capacity to consume it
- Strategic investments / partnerships will also be explored to lock-in premium quality metallic supply (prime scrap)

</td></tr>
<tr><td rowspan="2">Alternative Metallics Supply</td><td>DRI / HBI</td><td>

- A number of new projects in development, which are expected to bring total capacity to ~12.2mm tons:
  - Nucor: 2.3 Mtpa facility in Louisiana
  - voestalpine: 2.0 Mtpa facility in Texas
  - SIM: 1.8 Mtpa facility in Canada
  - Cliffs 1.6 Mtpa facility in Toledo, Ohio
  - Other potential sources of supply include the Point Lisas project in Trinidad and Tobago (0.8 Mtpa) and International Metallics Corp. in Quebec (2.0 Mtpa)
- Cliffs has proposed a long-term HBI strategy to serve the North American market and provide offtake for its iron ore as more Blast Furnaces shut down in coming years

</td></tr>
<tr><td>Pig Iron</td><td>

- Blast furnaces, including Lorain, GRI and Cliffs' Ashland facility, may be restarted or converted to produce pig iron to serve increasing demand from EAF producers
  - In January 2021, Stelco successfully commissioned a new pig iron caster at its LEW facility with capacity of 1.0mm tpa
- Potential for currently operating blast furnaces to produce merchant pig iron as EAF demand increases
  - 50 million tons of iron ore have historically been mined in Minnesota and Michigan which will need to find a domestic source
  - Mix of pig iron and scrap in an EAF to produce steel is significantly more environmentally friendly than BF/BOF alone

</td></tr>
</table>

Source: Bureau of International Recycling, Fastmarkets.

40

Financial Overview

42 Note: FYE March 31. US$mm figures converted from CAD to USD at the average historical FX rate of each respective financial period (FY2018: 1.28; FY2019: 1.31; FY2020: 1.33; FY2021: 1.32). Historical Financial Summary Commentary • FY2 01 8 : ▪ Average net sales realization (“NSR”) on steel sales (excluding freight) per ton shipped increased 14.9% compared to 2017 ▪ The price of steel peaked in July at US$918 per ton, a ten - year high ▪ Increases in the price of commodities consumed in the manufacturing of steel products, including ore, coal, coke and scrap, also contributed to an increase in the cost of steel compared to 2018 • FY2020: ▪ Steel prices weakened substantially, ultimately leading to numerous competitors taking capacity out of the market ▪ Company experienced an unplanned outage in April 2019, resulting in decreased production of ~100k tons ▪ Planned reline of #3 stove decreased production by ~72kt ▪ Average selling prices declined in FY2020 by ~25% while the cost of steel production declined by only 11% FY2021: ▪ The disruption of the COVID - 19 pandemic began at the beginning of the fiscal year, leading to a substantial reduction in demand and steel prices ▪ Reductions in variable manufacturing and SG&A attributable to implementation of cost saving initiatives ▪ Significant turnaround in Q4 performance as steel prices increased; average selling price of ~$750/ton in the quarter vs. ~$580/ton for the full year; generated US$133 million of EBITDA in Q4 alone Variable 829 985 890 717 Total Steel COGS $1,168 $1,348 $1,251 $1,022 ▪ Steel revenue increased by 15.3% while steel shipment volumes increased by 0.5% compared to 2017 Gross Profit $257 $532 $59 $200 SG&A ($42) ($49) ($45) ($44) • FY2019: Port Fees 0 (16) 0 0 ▪ As a result of trade measures implemented by the United States and Canada, Tariffs, Net and Other 0 (186) (21) 0 market prices increased for commodities including steel and related raw Exceptional Items 0 21 5 0 materials (US$ in millions, except per ton data) FY2018A FY2019A FY2020A FY2021A $1 ,4 25 $1 ,8 79 $1 ,3 10 $1 ,2 22 339 363 361 305 Steel Revenue Fi x ed Profit Sharing 0 0 0 (6) EBITDA $215 $301 ($2) $151 Tariffs, Net 0 172 21 0 Capacity Utilization 0 0 25 0 Adjusted EBITDA $215 $473 $44 $151 D&A ($39) ($56) ($96) ($66) Financing Costs (148) (106) (46) (51) Interest on Pension & OPEB (13) (14) (13) (13) Foreign Exchange Gain / (Loss) (16) (12) 27 (58) Other (23) (202) (51) (10) Income Tax 4 2 3 (0) Net Income ($19) $85 ($132) ($47) Capex Volume (mm of tons) ($78) 2.3 ($57) 2.4 ($85) 2.3 ($54) 2.1 • Revenue per Ton $618 $772 $568 $581 Fixed COGS per Ton ($147) ($149) ($157) ($145) Variable COGS per Ton ($360) ($404) ($386) ($341) SG&A per Ton ($18) ($20) ($19) ($21) Other Costs per Ton $0 ($75) ($7) ($3) Adjusted EBITDA per Ton $93 $194 $19 $72

43 Note: All figures shown in US$, projected figures converted from CAD to USD at a 1.26 FX rate and FY2021A figures converted at average FX rate of 1.32. (1) Historical prices based on period average. Projections based on contract book and CRU projections / Future curve for HRC. (2) $16 million of the $44 million cost savings initiative already achieved in FY 2021. Strong Steel Market and Strategic and Cost - Cutting Initiatives Expected to Strengthen Algoma’s Performance FY2021A to CY2021P EBITDA Bridge (US$ millions) $151 $28 ~$25 $62 $710 ($75) $901 (achieved CY2021) FY2021A EBITDA Incremental Cost LMF2 Volume Increase Pricing / Raw Increased Profit CY2021P EBITDA (ending 3/31/21) Savings (2) Benefits Material Spread Sharing (ending 12/31/21) K tons Shipped HRC Price (1) EBITDA / ton Potential for further improvement upon realization of Plate Mill Modernization (~$35 million) and EAF development (~$150 million) $367 2,458 $71 2,102 $679 $1,224

Historical and Projected Steel Shipments by Product

ALGOMA STEEL INC.



Shipments (kt)
Run-rate BF / EAF (EAF Phase I)
EAF Only (Phase II)
EAF Commissioning in FY2024
2,305
304
2,001
2,435
358
2,077
2,305
317
1,988
2,102
309
1,792
2,458
322
2,136
2,502
351
2,151
2,568
526
2,041
2,637
595
2,043
2,850
612
2,238
3,033
694
2,339
3,135
694
2,441
FY'18A
FY'19A
FY'20A
FY'21A
CY'21P (1)
FY'22P
FY'23P
FY'24P
FY'25P
FY'26P+
Timing TBD
Sheet
Plate

Algoma Capacity Additions

- EAF investment would provide +900kt of incremental liquid steel production, or 700kt of finished products
- Plate Mill Optimization – completed by October 2022 – provides 700kt of plate capacity (350kt incremental capacity)
- LMF2 completed in February 2021 unlocks ~100kt of DSPC capacity

Pricing

- Sheet historically prices at 95-100% of HRC CRU[2]
- Plate at 110-120% of HRC CRU)[3]

Commentary

- CY2021P and FY2022P reflect recovery to pre-COVID demand levels
- Algoma expected to gain market share in plate within the Canadian market – Algoma is sole producer in Canada and Canada is net importer of 400 – 600kt of plate annually
- Ability to capture incremental sheet sales based on:
  - Strong infrastructure spending
  - Developing regional customer demand
  - DSPC's attractive cost position relative to other NA producers

(1) Represents calendar year ending December 31, 2021.
(2) Represents percentage of a trailing 7-year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month.
(3) Represents percentage of a 7 trailing 7-year average AS Rolled CRU Index, lagged one month.

44

$620 $673 $661 $554 $532 45 Source: Company financials. Note: Historical figures converted from CAD to USD using the average foreign exchange rate for the relevant period. Exchange rates are 1.28 for FY2018, 1.31 for FY2019, and 1.33 for FY2020. Long - term realized prices and raw materials costs estimated based on forward curve for U.S. Midwest Domestic HRC steel. (1) Key components of raw materials include iron ore, met coal, coke and scrap. (2) Timing of conversion to EAF phase II is to be determined. Historical and Projected Raw Material Cost Spread Metal Spread ($/st) $517 US$ / ton A vera $325 FY2018A ge: $482 $442 FY2019A $245 FY2020A $275 FY2021A CY2021P FY2022P FY2023P FY2024P FY2025P FY2026P $454 EAF Phase II (2) Raw Materials (1) $293 $330 $323 $306 $342 $341 $336 $366 $399 $416 $477 Real i z e d Price $6 1 8 $9 3 1 $7 7 2 $5 6 8 $5 8 1 $9 6 2 $1, 0 1 4 $9 2 0 $9 3 1 $9 3 3 $9 9 7

Overview of Select Cost Items

ALGOMA STEEL INC.

Raw Material Inputs

Key BF / BOF Inputs

Iron Ore	▪ ~1.6 tons of ore per ton of steel shipments ▪ Long-term supply contracts with US Steel and Cliffs (through 2024; price tied to iron ore and steel indexes with inflation factor)
Met Coal	▪ ~0.4 tons of coal per ton of steel shipments ▪ Enter into 1 year coal contracts with U.S.-based metallurgical coal suppliers and receive coal via barge by Great Lakes
Scrap	▪ Sourced from customers/nearby suppliers
Others	▪ BF inputs / costs (e.g. de-sulphur) ▪ BOF utility charges (e.g. gases – oxygen, nitrogen, argon)

Key EAF Inputs

Scrap & HBI/Pig Iron/DRI	▪ ~1.1 tons of purchased scrap and other metallics per ton of steel shipments ▪ Typically, scrap pricing is highly correlated to steel prices within range of 40-45% (however in current market, scrap is priced at ~35%)
Other	▪ Additives (Alloy, lime, etc.) ▪ EAF consumables / cost (electrodes, dust, carbon charge)

Significantly simplified raw material inputs

Additional Items

Profit Sharing[(1)]	▪ Profit sharing with employees under the existing CBA agreement; tiered structure up to 10% of operating income as defined under the contract (EBITDA less adjustment for CapEx and other items)
Carbon Taxes[(2)]	▪ Assumes 95% allowance structure (taxed on 5% of carbon emissions) with carbon pricing escalating from C$40/tonne currently to C$170/tonne by CY2030; a long-term carbon tax regime is being developed by the Canadian government ▪ The proposed EAF transformation would limit Algoma's emissions and significantly reduce exposure to this tax
OPEB	▪ ~$6 million in annual cash payments in excess of current service costs ($10 million total payments and $4 million included in costs)
FX	▪ Algoma reports in CAD, but USD is Algoma's functional currency – 100% of sales are USD denominated or linked and ~70% of costs are USD-linked ▪ Majority of debt is in USD, with exception of long-dated, low-cost financing provided by federal and provincial government

Note: All figures in US$ unless noted and converted at CAD to USD FX rate of 1.26.
(1) For financial reporting purposes, profit sharing is included within CoGS. In the financial models presented in this presentation, it has been held separately for comparability purposes.
(2) Algoma removes the costs associated with the Carbon Tax Act from EBITDA so that the Company's results may be compared with the results of its competitors in jurisdictions not subject to the Carbon Tax Act.

46

3.9 3.9 3.9 3.9 3.9 3.9 3.9 2018 2019 2020 2021 2022 2023 2024 Cliffs US Steel 47 Source: Company information Iron Ore Supply Agreements • 3.9m net tons of iron ore pellets are required to produce 2.5mm net tons of hot metal • The Company currently has locked in long - term iron ore supply contracts with Cleveland - Cliffs and US Steel through to 2024 • Beyond 2024 through to the start up on the EAF, Algoma will re - evaluate supply contracts based on updated needs • Pricing of contracts is tied to iron ore and steel price with an inflation adjustment factor Overview Historical and Contracted Iron Ore Supply (net tons per annum, Y/E Dec 31)

48 Source: Company financials. Note: Historical figures converted from CAD to USD using the average foreign exchange rate for the relevant period. Exchange rates are 1.28 for FY2018, 1.31 for FY2019, 1.33 for FY2020 and 1.32 for FY2021. (1) Represents calendar year ending December 31, 2021. Historical and Projected Fixed Costs Conversion Costs ($ millions) $245 $244 $211 $213 $216 $202 $207 $175 $176 $144 $118 $117 $94 $123 $120 $90 $86 $92 $92 $73 $49 $45 $44 $50 $47 $46 $45 $45 $45 $46 $412 $406 $350 $386 $383 $338 $338 $312 $314 $263 EAF Phase II (Timing TBD) Fixed CM&S SG & A • Benefits of recent cost cutting initiatives are beginning to be realized • DSPC, cost cutting initiatives and proposed EAF transformation are driving lower costs on an absolute basis • Incremental volumes from the proposed EAF and de - bottlenecking from LMF and plate mill modernization are expected to increase steel volumes - reducing fixed costs per ton and boosting free cash flow generation $84 $1 6 9 $1 7 6 $1 6 5 $1 5 7 $1 5 3 $1 3 2 $1 2 8 $1 0 9 $1 0 4 2,4 3 5 2,3 0 5 2,1 0 2 2,4 5 8 2,5 0 2 2,5 6 8 2,6 3 7 2,8 5 0 3,0 3 3 3,1 3 5 V o l um e (kt) $ / ton FY 2019A FY 2020A FY 2021A CY 2021P (1) FY 2022P FY 2023P FY 2024P FY 2025P FY 2026P Manufacturing & Service Labour

49 Note: Figures are illustrative and shown in US$, converted from CAD to USD at a 1.26 FX rate. (1) Illustrative metal margin is calculated as Net Sales Realization minus raw material costs. (2) Fixed Costs include Labor, property taxes, certain Consumables & Repairs, SG&A. (3) Includes outside processing, variable consumables, profit sharing and other expenses. (4) Based on pro forma enterprise value of $1,706mm including contingent consideration shares. Refer to page 5 for additional details. (5) Sustaining CapEx of $33mm reflects long - term expectation of sustaining CapEx for the EAF and downstream finishing lines. (6) See page 8 for details on peer multiples. (7) As of June 17, 2021. Current price environment is based on average future contract through September 2021 per CME. Strong Medium - Term Earnings Potential (based on CY2022P for Illustrative Purposes) FY2018 - FY2020 Avg. HRC Price Current Price E n v i r on me n t (6) Broker expectations for 2022 HRC range from $650/ton to $1,000/ton, with average of ~$781/ton (peer average multiple of 6.3x (7) ) Assumed HRC Price (US$/ton) $685 $700 $900 +$1,115/t $1,100 on (6) $1,300 $1,500 +$1,700 CY2022P Sales Volume (mm ton) 2.6 2.6 2.6 2.6 2.6 2.6 2.6 Metal Margin ($/ton) (1) $375 $390 $581 $780 $979 $1,173 $1,366 Illustrative Spread over Raw Materials ($ mm) $969 $1,008 $1,503 $2,017 $2,531 $3,034 $3,532 ( - ) Fixed Costs and SG&A ($ mm) (2) $344 $344 $344 $344 $344 $344 $344 ( - ) Energy and Utility Costs ($ mm) $111 $111 $111 $111 $111 $111 $111 ( - ) Other ($ mm) (3) $140 $144 $187 $232 $276 $320 $364 CY2022P EBITDA ($ mm) $374 $409 $861 $1,330 $1,799 $2,258 $2,713 Implied Multiple (TEV / CY’22P EBITDA) (4) 4.6x 4.2x 2.0x 1.3x 0.9x 0.8x 0.6x CY2022 Avg. Steel Futures Price: (US$ millions, unless otherwise noted)

50 Note: FYE March 31. Historical figures converted at average exchange rate over the period. Projections converted from CAD to USD at a 1.26 FX rate. Projected Capital Expenditure Summary (US$ millions, except per ton figures) Projected Capital Expenditure Breakdown to Support Proposed EAF Transformation Commentary • Major one - time capital expenditures of ~$500 million from FY2022P – FY2024P related to EAF investment ▪ Largest one - time capital outlay in FY2023P in order to start dual - alternating EAFs in FY2024P ▪ Final $26 million in one - time CapEx to complete final and complete transformation to EAF (initially targeted for FY2029P, but timing to be determined) • $67 million for Plate Mill modernization from FY2022P – FY2024P • Maintenance CapEx is comprised of downstream sustaining, sustaining primary and EAF sustaining • EAF investment expected to lower average annual maintenance CapEx after implementation in FY2025P $ CapEx / ton 18 22 23 28 21 21 28 19 19 $21 $23 $10 $15 $5 $4 $3 $11 $11 $11 $11 $11 $11 $32 $31 $5 $4 $4 $4 $3 $3 $3 $3 $3 $3 $49 $26 $11 $57 $85 $54 $2 3 $3 7 $2 6 $94 $14 6 $3 9 $2 0 $1 3 $1 3 $1 5 $1 9 $11 $375 $223 $296 $148 $102 $57 $40 $39 $45 $59 $33 FY20 2 1 E FY2019A FY2020A FY2022P Downstream Sustaining BF/BOF Sustaining FY2023P FY2024P FY2025P FY2026P FY2027P FY2028P EAF Sustaining Plate Modernization and Other Growth Environmental FY2029P FY2030P EAF Development FY2 02 1 A

Working Capital

ALGOMA STEEL INC.

(US$ in millions)

Fiscal Year End Net Working Capital



Accounts Payable
Accounts Receivable
Inventory
$436
$361
$173
($98)
$500
$376
$240
($116)
$517
$374
$258
($114)
$405
$288
$243
($125)
$428
$345
$177
($94)
$465
$374
$182
($91)
$470
$418
$168
($117)
$380
$311
$177
($108)
$396
$360
$130
($94)
$435
$368
$162
($95)
$435
$412
$129
($106)
$426
$330
$218
($122)

Days	*Q1 FY19*	*Q2 FY19*	*Q3 FY19*	*Q4 FY19*	*Q1 FY20*	*Q2 FY20*	*Q3 FY20*	*Q4 FY20*	*Q1 FY21*	*Q2 FY21*	*Q3 FY21*	*Q4 FY21*
Accounts Receivable	36	40	48	49	46	47	48	50	50	57	38	42
Inventory	88	71	74	56	78	88	96	79	130	113	109	79
Accounts Payable	24	22	23	25	21	21	27	27	34	29	28	29

Commentary

- Algoma currently has significant seasonality to its working capital requirements
  - Required to stockpile iron ore and coal ahead of the winter months as the port becomes inaccessible due to ice build-up
  - Shift to EAF production will alleviate this issue – eliminates need for iron ore and coal over time, and scrap can be sourced via rail and truck year-round
- Other working capital items generally consistent throughout the year (~40 days AR and ~30 days AP)

Source: Company financials. Note: Historical figures converted from CAD to USD using the period end foreign exchange rate for the relevant period. Exchange rates are 1.31, 1.29, 1.36 and 1.33 for Q1 – Q4 of FY2019, respectively; 1.31, 1.32, 1.30 and 1.41 for Q1 – Q4 of FY2020, respectively; and 1.36, 1.33, 1.27 and 1.26 for Q1 – Q4 of FY2021, respectively.

51

52 Note: Figures converted at a rate of CAD 1.26 / USD $1. Balance Sheet as of March 31, 2021 Assets C A D USD Current Cash $21.2 $16.9 Restricted cash 3.9 3.1 Taxes receivable -- -- Accounts receivable, net 274.6 218.5 Inventories, net 415.3 330.5 Prepaid expenses and deposits 74.6 59.4 Margin payments 49.4 39.3 Other assets 3.8 3.0 Total current assets $842 . 8 $670 . 7 Non - current Property, plant and equipment, net $699 . 9 $557 . 0 Intangible assets, net 1.5 1.2 Parent company promissory note receivable 2.2 1.8 Other assets 7.5 6.0 Total non - current assets $711 . 1 $565 . 9 Total assets $1,5 5 3 . 9 $1,2 3 6 . 6 Liabilities and Shareholder's Equity Current Bank indebtedness $90.1 $71.7 Accounts payable and accrued liabilities 153.8 122.4 Taxes payable and accrued taxes 27.2 21.6 Current portion of long - term debt 13.6 10.8 Current portion of environmental liabilities 4.5 3.6 Derivative financial instruments 49.4 39.3 Total current liabilities $338 . 6 $269 . 5 Non - current Long - term debt $439 . 3 $349 . 6 Long - term governmental loans 86.4 68.8 Accrued pension liability 170.1 135.4 Accrued other post - employment benefit obligation 297.8 237.0 Other long - term liabilities 2.5 2.0 Environmental liabilities 35.4 28.2 Total non - current liabilities $1,0 3 1 . 5 $820 . 9 Total liabilities $1,3 7 0 . 1 $1,0 9 0 . 3 Shareholder's equity Capital stock $409 . 5 $325 . 9 Accumulated other comprehensive (loss) income 9.5 7.6 Deficit (235.2) (187.2) Total shareholder's equity $183 . 8 $146 . 3 Total liabilities and shareholder's equity $1,5 5 3 . 9 $1,2 3 6 . 6

53 Source: Company information. Note: All figures converted from CAD to USD at a 1.26 FX rate as of March 31, 2021. (1) $362.3 million expire in 2038, $113.1 million expire in 2039 and $86.7 million expire in 2040. Significant Tax Attributes Tax Attributes as of March 31, 2021 (US$ millions) • As of March 31, 2021, Algoma has non - capital tax losses available of $447 million, which can potentially be used to reduce cash taxes paid • Long - dated tax assets with no expirations before 2038 (1) Owing to strong steel markets and strong EBITDA generation, Algoma expected to utilize a portion of its tax assets in CY2021 The proposed EAF investment would further reduce Algoma’s tax burden through accelerated depreciation $447 $ 1 12 Non - Capital Losses Available Tax Savings Potential 25% Canada Tax Rate

Structured Pension Plan Is Contractually Funded as of March 1, 2021

ALGOMA STEEL INC.

As of March 1st, 2021, Algoma's funded status on its hourly and salaried plans is now expected to be greater than 85%, which would reduce Algoma's pension funding obligations to near zero (required preparation of formal valuation to be delivered to regulators)

- As part of the agreement to emerge from Bankruptcy, Algoma agreed to assume the following pension plans: (i) Hourly DB plan; (ii) Salaried DB plan; and (iii) WRAP plan
- The agreement calls for the following payments with respect to its pension plans:
  - $24 million (C$31 million) annual special annual special payments to the Hourly and Salaried DB plans until the plans are 85% funded, following which Algoma will make Pension Benefits Guarantee Fund premium payments of payments of $1.5 million (C$2 million) per annum (decreasing over time as the underfunded amount and the number of members decreases)
  - Payments to the WRAP plan which constitute the lesser of $4 million (C$5 million) in annual special payments and the annual required pay out amount to WRAP pensioners

Estimated Solvency Funded Position by Plan

(US$ millions)	March 31, 2020		March 1, 2021	
	Hourly	Salaried	Hourly	Salaried
Assets	$627	$243	$973	$381
Liabilities	$880	$351	$1,102	$446
Net Funded Position	($254)	($108)	($129)	($65)
Funded %	**71%**	**69%**	**88%**	**85%**

Annual pension payments limited to ~$5 million going forward

With the Pension Contractually Funded, Algoma is positioned to begin an EAF Transformation with a balance sheet clean of significant legacy liability payments

Source: Company information.

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55 Source: Company information. Environmental Releases Main Site ASI, Holdings, New Port Sub LP and New Port Sub GP (the “Newco Group”) entered into a 21 - year agreement with the Ministry of the Environment, Conservation and Parks (“MECP”) to address legacy environmental contamination at the Sault Ste Marie site (the “Site”) • ASI to fund C$3.8m per year up to a maximum of C$79.8 million to a financial assurance fund (the “FA Fund”), established to fund LEAP expenses – On closing, ASI provided a C$10 million letter of credit to the MECP to provide financial assurance for its obligations under the LEAP All current and future directors and officers of the Newco Group are released from any obligations under environmental laws relating to the legacy environmental contamination at the Site Mines ASI entered into an agreement with the MECP and the Ministry of Energy, Northern Development and Mines (“MNDM”) to address legacy environmental contamination at the McLeod Mine and Goudreau Pits (the “Mines”) • ASI to pay C$10 million to MNDM in installments of C$250,000 semi - annually to be used to rehabilitate the Mines – Payment obligations secured by a C$3.5 million letter of credit issued in favor of the MNDM, which letter of credit is reduced on a semi - annual basis by C$250,000 until ASI has paid a total of C$3.5 million – No liability to Algoma Steel for the mines beyond the funding obligation

56 (1) Figures converted at a 1.26 FX rate. Government loans shown as the book value as they currently do not require cash interest payments. Principal value of the government loans are C$135mm or US$108mm. (2) Libor Floor of 1.5% for Secured Term Loan. Secured Term Loan includes option to PIK at L + 950. (3) Inclusive of $236 million Legato cash as of January 25, 2021 and $100 million PIPE investment, net of $30 million in fees and expenses, assuming no redemptions. Capital Structure Overview (US$ millions) Pro Forma Capital Structure (1) Current (3/3 1 / 2 1 A) xCY 2 021 P EBITDA Trans a c tion Adjustment (+ / - ) Pro Forma xCY 2 021 P EBITDA Effective Rate Maturity ABL Revolver ($250.0) $72 0.1x -- $72 0.1x 2.29% Nov. 30, 2023 Secured Term Loan (2) 300 0.4x -- 300 0.4x 10.00% Nov. 30, 2025 Algoma Docks Term Loan Facility 60 0.5x -- 60 0.5x 5.26% May. 31, 2025 Government Loans 69 0.6x -- 69 0.6x 0.00% - 2.50% 2028 - 2031 Total Debt $5 0 1 0.6x $5 0 1 0.6x Less: Cash (3) (17) (30 6 ) (32 3 ) Net Debt $4 8 4 0.5x $1 7 8 0.2x CY2021P EBITDA $9 0 1 SPAC Proceeds to Substantially Fund the Proposed EAF (Assuming No Redemptions) $573 $17 $306 +$250 ($500) +$73 Existing Cash (Mar - 31 - 21) Net Cash from SPAC & PIPE (3) Additional Funding Total EAF Funds Less: EAF Capex PF Cash

57 Summary Projections – Forward Pricing Operating Statement BF / BOF Transi t ion Year BF / EAF EAF Only Period CY FY FY FY FY FY Year 2021P 2022P 2023P 2024P 2025P 2026P Timing Period Ending 12/31/2021 3/31/2022 3/31/2023 3/31/2024 3/31/2025 3/31/2026 TBD Fo r w ard Pricing Through - Cycle Avg. (2) Units HRC Price (1) US$ / s ton $1,2 2 4 $1,2 1 2 $985 $900 $900 $900 $900 $685 Plate Price US$ / s ton $1,0 6 6 $1,1 0 0 $1,0 3 5 $963 $1,0 0 0 $1,0 0 0 $1,0 0 0 $785 Average Realized Sales Price US$ / s ton $962 $1,0 1 4 $997 $920 $931 $933 $931 $716 Shipments Plate k s tons 322 351 526 595 612 694 694 694 Sheet k s tons 2,136 2,151 2,041 2,043 2,238 2,339 2,441 2,441 Total Tons Shipped k s tons 2,458 2,502 2,568 2,637 2,850 3,033 3,135 3,135 Revenues (ex. Freight) US$mm $2,3 6 5 $2,5 3 7 $2,5 6 1 $2,4 2 7 $2,6 5 3 $2,8 2 9 $2,9 1 8 $2,2 4 4 Raw Material Costs US$mm $841 $852 $864 $967 $1,1 3 7 $1,2 6 0 $1,4 9 4 $1,2 3 0 Energy, Fuel & Utilities US$mm $110 $110 $111 $130 $124 $132 $125 $125 Consumables and Other Variable US$mm $72 $73 $74 $102 $109 $114 $123 $123 Total Variable Costs US$mm $1,0 2 3 $1,0 3 5 $1,0 5 0 $1,1 9 9 $1,3 7 0 $1,5 0 7 $1,7 4 1 $1,4 7 7 Manufacturing & Service Labor US$mm $213 $216 $202 $207 $175 $176 $144 $144 Fixed CM&S US$mm $123 $120 $90 $86 $92 $92 $73 $73 Total Fixed Costs US$mm $336 $336 $292 $293 $267 $269 $217 $217 Other Adjustments US$mm ($26) $10 $8 ($7) ($12) $1 ($4) $5 Total Costs of Goods Sold (ex Freight and D&A) US$mm $1,3 3 3 $1,3 8 1 $1,3 4 9 $1,4 8 5 $1,6 2 5 $1,7 7 7 $1,9 5 5 $1,6 9 9 SG&A US$mm $50 $47 $46 $45 $45 $45 $46 $46 Profit Sharing US$mm $81 $101 $106 $79 $88 $90 $81 $38 EBITDA US$ mm $901 $1,0 0 8 $1,0 5 9 $817 $895 $916 $836 $460 Note: Assumes figures converted to USD at CAD to USD FX rate of 1.26. (1) HRC price based on Algoma budgeting for CY2021 and FY2022. Based on forward curve pricing thereafter (from CME Group as of June 17, 2021). (2) Based on average HRC steel price from FY2018 - FY2020.

58 Summary Projections – Forward Pricing (cont’d) Cash Flows and Capital Structure (All figures in US$ mm) BF / BOF Transi t ion Year BF / EAF EAF Only Period CY FY FY FY FY FY Year 2021P 2022P 2023P 2024P 2025P 2026P Timing Period Ending 12/31/2021 3/31/2022 3/31/2023 3/31/2024 3/31/2025 3/31/2026 TBD Cash Flows Fo r w ard Pricing Through - Cycle Avg. (1) EBITDA $901 $1,0 0 8 $1,0 5 9 $817 $895 $916 $836 $460 Cash Interest ($34) ($33) ($32) ($31) ($30) ($15) $0 $0 Carbon Tax ($6) ($7) ($9) ($10) ($11) ($13) ($9) ($9) Cash Income Tax ($61) ($115) ($239) ($61) ($203) ($215) ($201) ($107) CapEx (non - EAF) ($70) ($74) ($78) ($53) ($57) ($40) ($33) ($33) EAF CapEx ($74) ($148) ($296) ($49) $0 $0 $0 $0 Change in Working Capital ($144) ($7) $33 ($48) ($68) $48 $0 $0 Pension & OPEB ($15) ($10) ($10) ($10) ($10) ($10) ($10) ($10) Other ($26) $0 $0 $0 $0 $0 $0 $0 Cash Flow Before Debt Repayment $470 $613 $427 $554 $515 $671 $583 $301 Debt Principal Repayments ($11) ($12) ($21) ($22) ($29) ($330) ABL Draw / (Repayment) ($147) ($72) $0 $0 $0 $0 SPAC Proceeds $306 $306 Change in Cash $618 $835 $406 $532 $486 $340 As of 3/31/ 202 1 12/31 /202 1 3/31/ 202 2 3/31/ 202 3 3/31/ 202 4 3/31/ 202 5 3/31/ 202 6 Cash $17 $633 $852 $1,2 5 8 $1,7 9 0 $2,2 7 7 $2,6 1 7 ABL $72 $0 $0 $0 $0 $0 $0 Term Loan $300 $298 $297 $294 $291 $289 $0 Algoma Docks TL $60 $54 $52 $41 $30 $18 $0 Government Financing (principal amount) $108 $108 $109 $102 $95 $82 $60 Total Debt (principal amount of Gov’t) $540 $460 $458 $437 $417 $389 $60 Net Debt $523 ($173) ($395) ($821) ($1,374) ($1,888) ($2,557) ABL Availability $156 $227 $227 $227 $227 $227 $227 Liquidity $173 $860 $1,0 8 0 $1,4 8 5 $2,0 1 8 $2,5 0 4 $2,8 4 5 Note: Assumes figures converted to USD at CAD to USD FX rate of 1.26. HRC price based on Algoma budgeting for CY2021 and FY2022. Based on forward curve pricing thereafter (from CME Group as of June 17, 2021). (1) Based on average HRC steel price from FY2018 - FY2020.

Supplemental Materials

Algoma is a Dramatically Improved Operation over the Last 5 Years

ALGOMA STEEL INC.

	Algoma Then (circa 2015)	Algoma Steel (Present)
1 **Operational Improvements**	▪ Volume constraints at LMF, DSPC and Plate Mill with limited grade capability and average quality	✓ Upgraded DSPC Segment in June 2020 and the LMF#2 in February 2021 ✓ In the process of modernizing the Plate Mill ✓ $44 million in cost savings initiatives
2 **Capital Structure**	▪ Unsustainable leverage with ~$1.3 billion of total debt ▪ ~$172 million in annual interest expense	✓ ~$485 million of net debt (<1.0x CY2021P EBITDA) ✓ ~$35 million in annual cash interest expense(1) ✓ Generating significant cash flow to add liquidity and delever
3 **Supply of Raw Materials**	▪ Dispute with key iron ore supplier ▪ Ownership of port transferred via high-cost sale-leaseback arrangement	✓ 100% of iron ore requirements secured via long-term contracts with favorable market-linked pricing (3.9mm tons per year through 2024) ✓ Own the Port of Algoma (no sale-leaseback) ✓ Transition to EAF would add flexibility to raw material supply
4 **Pension & OPEB Liabilities**	▪ Substantial cash contributions of ~$65 million for pension liabilities	✓ Contribution of ~$6 million (C$8 million) per year following reaching 85% funded on pension plans (achieved on March-1-2021(2))
5 **Environmental Liabilities**	▪ Legacy environmental contamination issues	✓ Release on legacy environmental liabilities

Future of Algoma Steel

- $500 million proposed investment in Electric Arc Furnace (EAF) would provide $150 million EBITDA uplift, make Algoma the greenest steel producer in Canada by lowering CO_2 emissions by ~70%, and enhance stability of Algoma's profitability (reduces fixed costs and labor)
- Long-term through-the-cycle EBITDA of $460 million (including potential $150mm improvement from the EAF)

Source: Company information. Note: All figures shown in US$, unless noted. Projected figures converted from CAD to USD at a 1.26 FX rate and historical figures converted at average exchange rate over the period.
(1) Based on current capital structure. Excludes non-cash interest expense: unwinding of debt issuance costs, accretion on government loans and discounts on environmental liabilities.
(2) Based on internal Algoma estimates and is subject to plan audit and confirmation.

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61 Historical EBITDA Reconciliation Source: Company information. Note: US$mm figures c onverted from CAD to USD at the average historical FX rate of each respective financial period (FY2018: 1.28; FY2019: 1.31; F Y2020: 1.33; FY2021: 1.32). 12 - month period ending March 31 of the respective year Through - the Cycle Average (FY2018 - FY2020) C$ millions, unless noted FY2018A FY2019A FY2020A FY2021A Net Income / (Loss) ($24.2) $112.1 ($175.9) ($61.9) Amortization of PP&E & Intangibles $50.2 $73.7 $128.1 $87.2 Finance Costs $187.8 $140.0 $63.8 $68.5 Interest on Pensions and OPEB $16.5 $19.0 $17.3 $17.0 Income Taxes ($4.9) $2.4 ($4.3) $0.1 Reorganization Costs $29.3 $46.2 -- -- Foreign Exchange Loss / (Gain) $19.9 ($15.3) ($35.3) $76.5 Finance Income $1.9 ($0.7) ($2.6) ($1.1) Inventory Write - downs $0.1 $1.9 ($1.6) -- Carbon Tax $0.0 $0.0 $6.9 $13.4 Exceptional Items $0.0 $16.4 $1.4 -- EBITDA $276.6 $395.7 ($2.2) $199.1 $223.4 Tariff Expenses $0.0 $225.5 $27.8 -- Capacity Utilization Adjustment -- -- $32.7 -- Adjusted EBITDA $276.6 $621.2 $58.3 $199.1 $318.7 Adjusted EBITDA (US$mm) $216.1 $473.4 $43.8 $150.7 $244.7

62 Term Definition Basic Oxygen Furnace (BOF) Vessel used to convert liquid hot metal from a blast furnace into steel Blast Furnace (BF) Metallurgical furnace combining fuel, ores and flux to smelt iron ore to produce pig iron, which is fed downstream into a BOF Cogeneration Also known as combined heat and power (CHP), a cogeneration plant uses gas generated from the steelmaking process to create electricity Coke Fuel for a Blast Furnace that is made by heating coal in the absence of air Cold Rolled Sheet Hot rolled steel that has been further processed to increase its strength and strength - to - weight ratio, providing better overall surface finish Continuous casting Process whereby molten metal is solidified into a "semi - finished" billet, bloom, or slab for subsequent rolling in the finishing mills CRU Index Price index which is widely used throughout the steel industry. Prepared by CRU, a leading steel data provider ( https://cruindices.com/ ) Electric Arc Furnace (EAF) Method for producing steel with primary inputs of scrap steel and electricity. EAFs form new steel by heat charging material with an electric arc Hard coking coal (HCC) A category of metallurgical coal that is converted to coke and used as fuel for the blast furnace in an integrated steel mill Hot Briquetted Iron (HBI) Compacted form of direct reduced iron (DRI) that serves as a supplement for pig iron and scrap in electric arc furnace steel mills Hot Metal Blast furnace iron ore that is charged to the BOF in hot liquid form Glos s a r y Term Definition Hot Rolled Sheet Carbon steel product commonly used for applications in which dimensional tolerances and surface finish quality is not critical (e.g. automotive accessories, stampings) Iron Ore Pellets Pellets are small balls of iron ore used in the production of steel that are agglomerated from fines Limestone Also referred to as flux, limestone is an essential input in a blast furnace Ladle Metallurgy Furnace (LMF) Holding furnace for hot metal coming out of the BOF or EAF, increases capacity of melt shop and allows for improvements to steel grade Metallics Iron ore or similar products that are used to produce raw steel NOx Nitrous oxide (NOx) is a greenhouse gas that traps heat in the atmosphere NSR Net Sales Realization: the average selling price of steel excluding costs of freight Pig Iron Intermediate solid input made by smelting iron ore with a high - carbon fuel and reductant, such as coke, with flux for use as a feedstock in the BOF Plate Includes steel sheet metal that is 5mm or thicker used for construction or structural purposes due to its low maintenance versatility (e.g. shipping containers, roofing, heavy equipment) Prime Scrap High quality, clean scrap metal that tends to trade at a premium to lower quality shredded scrap Slab Thick semi - finished (intermediate) steel that is further converted into hot rolled sheet or plate Service center Wholesalers that may further process steel purchased from manufacturer (e.g. cutting or forming) SOx Sulfur oxide (SOx) is an air pollutant that has negative health consequences

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